Exhibit 10.2

EXECUTION VERSION

DATED 9 July 2014

(1)	GENCO SHIPPING & TRADING LIMITED (THE BORROWER)

(2)	THE COMPANIES LISTED IN SCHEDULE 2 OF APPENDIX A (THE GUARANTORS)

(3)	THE BANKS AND FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 OF APPENDIX A (THE LENDERS)

(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (THE AGENT)

(5)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK (THE SECURITY TRUSTEE)

AMENDMENT AND RESTATEMENT AGREEMENT

Orrick, Herrington & Sutcliffe (Europe) LLP
107 Cheapside
 London EC2V 6DN
tel +44 (0) 20 7862 4600
fax +44 (0) 20 7862 4800

CONTENTS

Clause		Page

1	DEFINITIONS AND CONSTRUCTION	1

2	AMENDMENT AND RESTATEMENT	2

3	WAIVERS	2

4	CONFIRMATIONS	2

5	REPRESENTATIONS AND WARRANTIES	3

6	FEES AND EXPENSES	3

7	GOVERNING LAW AND JURISDICTION	3

8	FINANCE DOCUMENTS	4

SCHEDULE 1 CONDITIONS PRECEDENT		5

i

AMENDMENT AND RESTATEMENT AGREEMENT

DATED	9 July 2014

PARTIES

(1)	GENCO SHIPPING & TRADING LIMITED, a company organised and existing under the laws of the Republic of the Marshall Islands (the "Borrower");

(2)	The Subsidiaries of the Borrower listed in Schedule 2 of Appendix A as guarantors ( the "Guarantors");

(3)	The banks and financial institutions listed in Schedule 1 of Appendix A as lenders (the "Lenders");

(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as agent of the Lenders (the "Agent"); and

(5)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as security trustee (the "Security Trustee").

BACKGROUND

(A)	This Agreement is supplemental to and amends a US$100,000,000 loan agreement dated 12 August 2010 among the Parties (as defined in clause 1.1 of this Agreement (Definitions)), as amended (the "Loan Agreement").

(B)	The Parties have agreed to amend and restate the Loan Agreement on the terms of this Agreement.

OPERATIVE PROVISIONS:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions

Words and expressions defined in the Loan Agreement shall have the same meanings in this Agreement unless they are expressly defined below and, in addition, in this Agreement:

“Agreement” means this Amendment and Restatement Agreement;

"Amendment and Restatement Effective Date" means the Business Day on which the Agent notifies the Borrower that it has received, in form and substance satisfactory to it, (or that it has, with the consent of every Lender, waived the receipt of) all of the documents, fees and evidence listed in Schedule 1 attached hereto (Conditions Precedent);

“Amendment Documents” means this Agreement and the Mortgage Amendments;
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“Crédit Agricole” means Crédit Agricole Corporate and Investment Bank;

"Parties" means the parties to this Agreement; and

“Security Documents” means the Agency and Security Trust Deed, each Mortgage, the General Assignment Deed, the Accounts Pledge, the Share Charge, and any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under the Loan Agreement, as may be amended, supplemented or otherwise modified from time to time or any of the other documents referred to in this definition.

1.2	Construction

The principles of construction set out in clause 1.2 (Construction of Certain Terms) of the Loan Agreement shall apply to this Agreement, insofar as they are relevant to it, as they apply to the Loan Agreement.

1.3	Third Party Rights

The provisions of clause 28.4 (Third Party Rights) of the Loan Agreement shall apply to this Agreement as they apply to the Loan Agreement.

2.	AMENDMENT AND RESTATEMENT

2.1	Amendment and Restatement

With effect from the Amendment and Restatement Effective Date the Loan Agreement shall be amended and restated in the form set out in Appendix A (Amended and Restated Loan Agreement).

3.	WAIVERS

With effect from the Amendment and Restatement Effective Date the Creditor Parties waive such Events of Default under clauses 19.1(c) (Other Obligations under this Agreement), 19.1(e) (Financial Indebtedness), 19.1(f) (Insolvency Proceedings) and 19.1 (s) (Material Adverse Change) under the Loan Agreement as may have occurred prior to the Amendment and Restatement Effective Date.

4.	CONFIRMATIONS

Without prejudice to the rights of any Creditor Party which have arisen on or before the Amendment and Restatement Effective Date:

(a)	each Creditor Party and each Obligor confirms that the Loan Agreement, as amended and restated by this Agreement, remains in full force and effect on and after the Amendment and Restatement Effective Date; and
2

(b)	each Guarantor confirms that its guarantee and indemnity under clause 9 (Guarantee and Indemnity) of the Loan Agreement and its liabilities under the Security Documents to which it is a party shall have effect on and after the Amendment and Restatement Effective Date in relation to the liabilities of each Obligor under the Loan Agreement as amended and restated under this Agreement.

5.	REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants that the representations and warranties in clause 11.4 of the Loan Agreement (other than in clauses 11.1(h), 11.1(i) and 11.1(j)) are deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of this Agreement; and

(b)	the Amendment and Restatement Effective Date.

provided, however, that to the extent any representation or warranty expressly relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such date.

6.	FEES AND EXPENSES

6.1	Arrangement Fee

The Borrower shall pay to the Agent (for the account of each Lender) on the Amendment and Restatement Effective Date the arrangement fee described in clause 20.1(a) of Appendix A.

6.2	Structuring Fee

The Borrower shall pay to Crédit Agricole (for its own account) on the Amendment and Restatement Effective Date the structuring fee described in clause 20.1(d) of Appendix A.

6.3	Amendment Expenses

The Borrower shall, on the Amendment and Restatement Effective Date, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by them in connection with this Agreement pursuant to clause 20.2 of Appendix A.

7.	GOVERNING LAW AND JURISDICTION

7.1	Governing Law

This Agreement is governed by English law.

7.2	Enforcement
3

The provisions of clause 29 (Law and Jurisdiction) of the Loan Agreement shall apply to this Agreement as it applies to the Loan Agreement.

8.	FINANCE DOCUMENTS

This Agreement is designated by the Parties as a Finance Document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.
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SCHEDULE 1

CONDITIONS PRECEDENT

The documents and other evidence referred to in the definition of "Amendment and Restatement Effective Date" are as follows:

1.	Corporate Documentation

1.1	All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and the other Finance Documents shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received all information and copies of all documents which the Lenders may reasonably have requested in connection herewith and therewith, such documents where appropriate to be certified by proper corporate officials or governmental authorities; and

1.2	Copies of resolutions of directors of each Obligor:

(a)	approving and authorising the execution, delivery and performance of the Amendment Documents and affirmation of the continued enforceability and validity of each previously executed Finance Document (and of each document required to be delivered by each Finance Document);

(b)	showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of that Obligor's liabilities arising under this Agreement and that all declarations of interest required in connection with this Agreement were made; and

(c)	authorising any director whose name and specimen signature is set out in those minutes to sign this Agreement and any other documents to be executed or delivered pursuant to it.

2.	Other Documentation

2.1	Duly executed Amendment Documents;

2.2	Certificates of good standing for each Obligor;

2.3	Evidence that (i) the Mortgage Amendments will be capable of being registered against the Vessels and (ii) the discharge of the Second Security Documents will be capable of being recorded against the Vessels; and

2.4	A certificate from each of the Obligors satisfactory in form and substance to the Lenders, the statements in which shall be true and correct as to compliance with the conditions listed in this Schedule 1 and Clause 4 of Annex A.

3.	Miscellaneous
5

3.1	Certification that no statute, rule or regulation (including, without limitation, any statute, rule or regulation relating to taxation) of any governmental body shall be pending or shall have come into effect which is likely to have a material and adverse effect on the transactions contemplated by this Agreement and the other Finance Documents;

3.2	Certification that all representations and warranties of the Obligors herein (except with respect to Clause 11.1(j)) shall be true, and correct on and as of the Amendment and Restatement Effective Date with the same effect as though such representations and warranties had been made on and as of such date; provided, however, that to the extent any representation or warranty expressly relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such date;

3.3	Evidence that (i) the Bankruptcy Court shall have entered the Confirmation Order, which shall, among other things, authorize the transactions contemplated under this Agreement; (ii) the Confirmation Order has not been stayed, modified or vacated on appeal; and (iii) the Confirmation Order shall be a final order in full force and effect; and

3.4	Evidence that the effective date of the Plan of Reorganization shall have occurred on or before the later of (A) ten (10) calendar days following the entry of the Confirmation Order, (B) completion of the Rights Offering (as defined in the Plan of Reorganization) or (C) upon notice from the Agent (acting upon the direction of the Lenders) that the conditions in this section have been satisfied or waived in accordance with this Agreement, and in each case, no later than 1 August 2014, and all conditions precedent to the effectiveness of the Plan of Reorganization shall have been fulfilled or waived (in accordance with the provisions of the Plan of Reorganization), including the execution, delivery and performance of all instruments, documents and agreements necessary to effectuate the Plan of Reorganization.
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BORROWER

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO SHIPPING		)
& TRADING LIMITED		)	Chief Financial Officer, Principal Accounting Officer and Secretary
)
in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

GUARANTORS

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO BAY LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO OCEAN LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

[Amendment and Restatement Agreement Signature Page]

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO AVRA LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO MARE LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO SPIRIT LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of

Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

[Amendment and Restatement Agreement Signature Page]

LENDERS

SIGNED by for and on behalf of		)	/s/ Michael Choina	/s/ Jerome Duval
CRÉDIT AGRICOLE CORPORATE		)	Michael Choina	Jerome Duval
AND INVESTMENT BANK		)	Director	Managing Direcor
)

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

SIGNED by for and on behalf of	)	/s/ Andrew McKuin	/s/ Adrienne Molloy
Crédit Industriel	)	Andrew McKuin	Adrienne Molloy
et Commercial	)	Vice President	Vice President
)

in the presence of	)
Witness:		/s/ Maria Kaczorowski	/s/ Maria Kaczorowski
Name:		Maria Kaczorowski	Maria Kaczorowski
Address:		520 Madison Avenue New York, NY 10022	520 Madison Avenue New York, NY 10022

SIGNED by for and on behalf of		)	/s/ Micael Ljungren	/s/ Jan Dahlén
Skandinaviska Enskilda		)	Michael Ljunggren	Jan Dajlén
Banken AB (publ))
)

in the presence of		)
Witness:	/s/ Anne Geelmuyden
Name: Anne Geelmuyden
Address: Storgatan 11, 11444 Stockholm

[Amendment and Restatement Agreement Signature Page]

AGENT

SIGNED by for and on behalf of		)	/s/ Michael Choina
CRÉDIT AGRICOLE AND INVESTMENT		)	Michael Choina
BANK INVESTMENT BANK		)	Director
)

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

in the presence of		)	/s/ Jerome Duval
Witness:	/s/ Thomas Bullock		Jerome Duval
Name: Thomas Bullock			Managing Director
Address: 51 West 52nd Street New York, NY 10019

SECURITY TRUSTEE

SIGNED by for and on behalf of		)	/s/ Michael Choina	/s/ Jerome Duval
CRÉDIT AGRICOLE CORPORATE AND		)	Michael Choina	Jerome Duval
INVESTMENT BANK		)	Director	Managing Direcor
)

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

[Amendment and Restatement Agreement Signature Page]

Appendix A

Amended and Restated Loan Agreement

[See attached]

Date 9 July 2014

GENCO SHIPPING & TRADING LIMITED
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

THE COMPANIES
listed in Schedule 2
as Guarantors on a joint and several basis

- and -

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Agent and Security Trustee

AMENDED AND RESTATED LOAN AGREEMENT

in a total amount of
up to US$100,000,000
to finance five 35,000 (approximately) DWT Bulk Carriers

ORRICK, HERRINGTON & SUTCLIFFE (EUROPE) LLP
107 CHEAPSIDE
LONDON EC2V 6DN
TEL +44 (0)20 7862 4600
FAX +44 (0)20 7862 4800

INDEX
		Page

1	INTERPRETATION	2
2	AVAILABILITY OF THE LOAN AND DRAWDOWN	24
3	DRAWDOWN	24
4	CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT	25
5	REPAYMENT AND PREPAYMENT	26
6	INTEREST	28
7	CHANGES TO CALCULATION OF INTEREST	28
8	DEFAULT INTEREST	30
9	GUARANTEE AND INDEMNITY	31
10	OPERATING ACCOUNTS	33
11	REPRESENTATIONS AND WARRANTIES	35
12	UNDERTAKINGS	39
13	CORPORATE UNDERTAKINGS OF THE GUARANTORS	48
14	INSURANCE UNDERTAKINGS	49
15	SHIP UNDERTAKINGS	52
16	SECURITY COVER	52
17	PAYMENTS AND CALCULATIONS	54
18	APPLICATION OF RECEIPTS	55
19	EVENTS OF DEFAULT AND ACCELERATION	55
20	FEES AND EXPENSES	60
21	TAXES; EXPENSES AND INDEMNITIES	61
22	ILLEGALITY, ETC	63
23	INCREASED COSTS	63
24	SET‑OFF	65
25	TRANSFERS AND CHANGES IN LENDING OFFICES	65
26	VARIATIONS AND WAIVERS	68
27	NOTICES	69
28	SUPPLEMENTAL	70
29	LAW AND JURISDICTION	71
SCHEDULE 1	LENDERS AND COMMITMENTS	73
SCHEDULE 2	GUARANTORS	74
SCHEDULE 3	FORM OF DRAWDOWN NOTICE	75
SCHEDULE 4	[INTENTIONALLY OMITTED.]	77
SCHEDULE 5	LOAN REPAYMENT	78
SCHEDULE 6	TRANSFER CERTIFICATE	83
SCHEDULE 7	MANDATORY COSTS	87
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TABLE OF CONTENTS
(continued)
		Page

SCHEDULE 8	FORM OF MORTGAGE	89
SCHEDULE 9	FORM OF COMPLIANCE CERTIFICATE	90
-ii-

THIS AMENDED AND RESTATED LOAN AGREEMENT is made on 9 July 2014

BETWEEN

(1)	GENCO SHIPPING & TRADING LIMITED a company organised and existing under the laws of the Republic of the Marshall Islands (the “Borrower”);

(2)	THE COMPANIES listed in Schedule 2, as Guarantors;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Agent; and

(5)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Security Trustee.

BACKGROUND

(A)	On 12 August, 2010, the Borrower, the Guarantors, the Lenders, the Agent and the Security Trustee executed that certain Loan Agreement, as amended prior to the Amendment and Restatement Effective Date (the “Prepetition Loan Agreement”) to make loans (such loans, the “Prepetition Loans”) for the purpose of financing a portion of the Purchase Price of each Vessel.

(B)	On 21 April, 2014 (the “Petition Date”), the Borrower and fifty-seven of its subsidiaries, including the Guarantors, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) commencing the chapter 11 cases which are jointly administered under case number 14-11108-shl (each a “Case” and, collectively, the “Cases”). The Borrower and the Guarantors continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code throughout the Cases.

(C)	As part of the Plan of Reorganization, the Obligors have requested that certain amendments be made to the Prepetition Loan Agreement as set out in a restructuring term sheet attached as an exhibit to the Restructuring Support Agreement to enable the reorganized Obligors to, among other things, consummate the transactions contemplated by the Plan of Reorganization and to pay related fees and expenses, and the Lenders have agreed, subject to the terms and conditions hereof, to enter into this Agreement

(D)	The parties have negotiated to this Agreement at arm’s length and in good faith, and the proposed financing constitutes good and valuable consideration for the Borrower and Guarantors.

(E)	To provide continuing security for the repayment of the Loans and the payment of other Obligations of the Borrower hereunder and under the other Finance Documents, the Obligors have provided and granted, and will continue to provide and grant to the Security Trustee, for the benefit of the Creditor Parties, certain Security Interests, as more fully described herein.

(F)	The Guarantors have guaranteed the obligations of the Borrower hereunder and secured their respective Secured Liabilities by granting to the Security Trustee, for the benefit of the Creditor Parties, a Security Interest in the Vessels described herein and the proceeds from the operation of the Vessels.

IT IS AGREED by the Borrower, by or on behalf of every Lender, by the Agent and the Security Trustee in their own rights, and by each Obligor, in accordance with Clause 26.2 of the Prepetition Loan Agreement, to hereby amend and restate the Prepetition Loan Agreement in its entirety in the form of this Agreement.

1	INTERPRETATION

1.1              Definitions.  Subject to 1.4, in this Agreement:

“Acceptable Replacement Vessel” shall mean, with respect to a Mortgaged Vessel, any vessel with an equal or greater Appraised Value than the Appraised Value of such Mortgaged Vessel; provided that such vessel must (i) be of the same type and age as the Mortgaged Vessel it replaces, (ii) be classed with an Approved Classification Society and (iii) be registered and flagged on Liberian flag or any other jurisdiction acceptable to the Majority Lenders acting reasonably;

“Accounts Pledge” means a deed creating security in respect of each Operating Account;

“Additional Facility” means a credit agreement, note purchase agreement, indenture, promissory note, letter agreement or similar agreement for borrowed money with other lenders or creditors of the Borrower (other than trade creditors) entered into by the Borrower, excluding any letters of credit, guarantees or any similar debt instruments which collateralize the Borrower’s obligations for the release from arrest of the vessel Genco Auvergne and for letters of credit in respect of rent obligations under real property leases.

“Affected Lender” has the meaning given in Clause 7.3;

“Affiliate” shall mean, with respect to any Person, any other Person (including, for purposes of Clause 12.2(j) only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Clause 12.2(j) an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.  Notwithstanding anything to the contrary contained above, for purposes of Clause 12.2(j), neither the Agent, nor the Security Trustee nor any Lender (or any of their respective affiliates) shall be deemed to constitute an Affiliate of the Borrower or its Subsidiaries in connection with the Finance Documents or its dealings or arrangements relating thereto;

“Agency and Security Trust Deed” means the agency and trust agreement executed or to be executed between the Borrower, the Guarantors, the Lenders, the Agent and the Security Trustee;

“Agent” means Crédit Agricole Corporate and Investment Bank, a société anonyme with a share capital of EUR 6,055,504,839 registered with SIREN number 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre and whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense, France (which term includes any successors in title, its permitted assignees and transferees);

“Agreement” means this Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time;

“Amendment and Restatement Effective Date” has the meaning given to that term in Clause 28.5;

“Appraised Value” of any Vessel at any time shall mean the value of such Vessel as determined in accordance with Clause 16.3;

“Approved Appraiser” means H. Clarksons & Company Limited, Fearnleys Ltd, R.S. Platou Shipbrokers A.S., Simpson Spence & Young Ltd or such other independent appraisal firm as the Agent may reasonably approve;

“Approved Classification Society” means any of American Bureau of Shipping, Nippon Kaiji Kyokai, Germanischer Lloyd, Lloyd’s Register of Shipping, Bureau Veritas and Det Norske Veritas;

“Availability Period” means the period commencing on 12 August, 2010 and ending on:

(a)	in relation to the Tranche A Loan 30 September 2010;

(b)	in relation to the Tranche B Loan 20 August 2010;

(c)	in relation to the Tranche C Loan 31 July 2011;

(d)	in relation to the Tranche D Loan 30 September 2011; and

(e)	in relation to the Tranche E Loan 31 December 2011;

(or in ease case such later date as the Agent may, with the authorisation of all of the Lenders, agree with the Borrower); or if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;

“Average Consolidated Net Indebtedness” shall mean, on any date of determination, the average of the Consolidated Net Indebtedness on the last Business Day of each calendar month during the most recently ended Test Period and on such date of determination;

“Baltic” means Baltic Trading Limited and its subsidiaries;

“Business Day” means a day on which banks are open in London, Paris, Stockholm and New York;

"Capitalized Lease Obligations" with respect to any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as Indebtedness in accordance with such principles;

“Cash Equivalents” shall mean (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or at least P-1 or the equivalent thereof by Moody’s Investors Services, Inc. and in each case maturing not more than one year after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above;

“Change of Control” means (i) the Borrower shall at any time and for any reason fail to own, directly or indirectly, 100% of the capital stock or other equity interests of each Guarantor, (ii) the sale, lease or transfer of all or substantially all of the Borrower’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (iii) the liquidation or dissolution of the Borrower, (iv) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more of the Permitted Holders, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of the Borrower, (v) except for the appointment of directors of the Borrower on or around the Consummation Date, the replacement of a majority of the directors on the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Borrower then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved or (vi) a “change of control” or similar event shall occur as provided in any outstanding Indebtedness of Borrower or any of its Subsidiaries (or the documentation governing the same);

“Charter” means, with respect to any Vessel, the agreement to charter entered into in respect of such Vessel between the Guarantor which owns such Vessel and the Charterer, or any charter which replaces such charter (i.e. made between a Guarantor and a company other than the Charterer) during the period of the Loan;

"Charterer" means Cargill International S.A.;

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefore;

“Collateral” means each asset that in accordance with the terms of any Finance Document is intended to be subject to any Security Interest in favour of the Security Trustee or the Agent;

“Commercial Manager“ means the Borrower, or a Wholly-Owned Subsidiary of the Borrower, or any other company which the Agent may, approve from time to time as commercial manager of a Vessel, which consent is not to be unreasonably withheld;

“Commitment”  means, in relation to a Lender and any Tranche, the amount set opposite such Lender’s name in Schedule 1 under the heading “Tranche A Commitment” for Tranche A, “Tranche B Commitment” for Tranche B, “Tranche C Commitment” for Tranche C, “Tranche D Commitment” for Trance D and “Tranche E Commitment” for Tranche E or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement;

“Confirmation Order” shall mean the order entered by the Bankruptcy Court confirming the Plan of Reorganization, which order shall be acceptable in form and substance to the Debtors and the Supporting Creditors (as defined in the Restructuring Support Agreement) in accordance with section 1(b) of the Restructuring Support Agreement, and solely with respect to any term in the order that will affect the economic interests of the Lenders or is related to this Agreement, mutually acceptable to the Debtors and the Agent (acting where required pursuant to the terms of the Restructuring Support Agreement, at the direction of the Required Supporting $100 Million Facility Lenders (as defined in the Restructuring Support Agreement)), and shall include, inter alia, provisions (a) approving the Agreement and any related documents, (b) reaffirming the Lenders’ liens in all of the Collateral and (c) finding that the parties negotiated this Agreement at arm’s length and in good faith and that this Agreement and the terms hereof constitute good and valuable consideration for the Borrower and Guarantors;

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income for such period, before interest expense and provision for taxes based on income and without giving effect to any extraordinary gains or losses, including any impairment of goodwill which was created by the Plan of Reorganization and the transactions contemplated thereby, or gains or losses from sales of assets other than inventory sold in the ordinary course of business;

“Consolidated EBITDA” shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of (i) all amortization of intangibles and depreciation, (ii) non-cash management incentive compensation, (iii) the amortization of fees and expenses paid in connection with the Transaction, (iv) any Non-Cash Charges in each case that were deducted in arriving at Consolidated EBITDA for such period and (v) cash restructuring charges in connection with the Cases and the Plan of Reorganization;

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (but including in any event the then outstanding principal amount of all loans, all Capitalized Lease Obligations and all letters of credit outstanding but excluding Indebtedness of a type described in clause (vii) of the definition thereof) of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP; provided that (i) Indebtedness outstanding pursuant to trade payables and accrued expenses incurred in the ordinary course of business, (ii) guarantees of operating leases assigned to any of the Borrower or any Wholly-Owned Subsidiary of the Borrower to the extent such lease is not prohibited hereunder and such obligation does not exceed that which would otherwise be attributed to such Person under such operating lease and (iii) letters of credit, guarantees or any similar debt instruments which collateralize the Borrower’s obligations for the release from arrest of the vessel Genco Auvergne and letters of credit in respect of rent obligations under real property leases shall be excluded in determining Consolidated Indebtedness;

“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period;

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, minus (ii) cash interest income of the Borrower and its Subsidiaries for such period and the amortization of any deferred financing costs and Non-Cash Charges incurred in connection with the Transaction to the extent otherwise included in the calculations thereof;

“Consolidated Net Income” shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided that solely for any calculation of “Consolidated EBIT,” “Consolidated Net Income” shall not include any gains or losses arising from any Interest Rate Protection Agreement and Other Hedging Agreements;

“Consolidated Net Indebtedness” shall mean, as at any date of determination, the remainder of (i) the Consolidated Indebtedness on such date minus (ii) the aggregate amount of Unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on such date;

“Consolidated Net Worth” shall mean the Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP (and including for this purpose the Borrower’s investment in Baltic Trading Limited) without deductions for losses up to an aggregate amount of $200,000,000 during such period that are attributable to the sale or other disposition of the capital stock of Baltic Trading Limited, any vessel, or any vessel impairment or other asset write downs that in each case are recognised under GAAP as a reduction of shareholders' equity and without deduction for any impairment of goodwill which was created by the Plan of Reorganization and the transactions contemplated thereby;

“Consummation Date” shall mean the “Effective Date” (as defined in the Plan of Reorganization);

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith;

“Contribution” means, in relation to a Lender, the part of a Drawing which is owing to that Lender;

“Creditor Party” means the Agent, the Security Trustee or any Lender, whether as at the date of this Agreement or at any later time;

"DB Credit Facility" means the amended and restated credit agreement dated as of the date hereof made or to be made between the Borrower, Deutsche Bank Luxembourg S.A. as agent and others relating to a loan facility of up to $253,000,000 (as amended and supplemented from time to time);

“Dividend” with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or made any other distribution, payment or delivery of property (other than common stock or the right to purchase any of such stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of, or equity interests in, such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes;

“DnB Credit Facility” means the credit agreement among the Borrower, various lenders, Wilmington Trust, National Association, as administrative agent and collateral agent and DnB NOR Bank ASA, New York Branch as mandated lead arranger and bookrunner dated as of 20 July 2007 as amended and supplemented;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means the date requested by the Borrower for the relevant Loan to be made, or (as the context requires) the date on which such Loan is actually made;

"Drawing" means each advance of a Loan under this Agreement;

“Drawdown Notice” means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower, the Guarantors or the Security Trustee and which arise out of the use or operation of a Vessel, including (but not limited to):

(a)	all freight, hire and passage moneys, compensation payable to the Borrower, the Guarantors or the Security Trustee in the event of requisition of a Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Vessel;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)	if and whenever a Vessel is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to a Vessel;

"Effective Date" means the “Effective Date” as defined in the Prepetition Loan Agreement;

“Environmental Claim” means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident;

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Vessel;

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than a Vessel under this Agreement and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Borrower, Guarantors, the Charterer, the Technical Manager, the Commercial Manager and/or any owner, operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where the Borrower the Guarantors, the Technical Manager, the Commercial Manager and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Equity Interests” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest;

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefore;

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code;

“Event of Default” means any of the events or circumstances described in Clause 19.1;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Facility” means the term loan facility made available to the Borrower pursuant to Clause 2 by way of each Tranche;

"Fee Letter" means the letter made between the Borrower and the Agent setting out the fees payable by the Borrower in connection with the Facility;

"Final Maturity Date" means 31 August, 2019.

“Finance Documents” means:

(a)	this Agreement;

(b)	the Agency and Security Trust Deed;

(c)	each Mortgage;

(d)	the General Assignment Deed;

(e)	the Accounts Pledge;

(f)	the Share Charge;

(g)	that certain indemnity letter dated as of February 19, 2014, among the Agent, the Borrower and the Guarantors; and

(h)	any other document (whether creating a Security Interest or not) which is executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders under this Agreement or any of the other documents referred to in this definition;

(each a "Finance Document");

“Financial Covenant Holiday” means the period beginning on the Amendment and Restatement Effective Date and ending on (and including) 31 March, 2015;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor (but for the avoidance of doubt excluding any operating lease);

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

"First Repayment Date" means:

(a)	in relation to Tranche A, the last day of the calendar quarter in which the Drawing in relation to Tranche A is made;

(b)	in relation to Tranche B, the last day of the calendar quarter in which the Drawing in relation to Tranche B is made;

(c)	in relation to Tranche C, the last day of the calendar quarter in which the Drawing in relation to Tranche C is made;

(d)	in relation to Tranche D, the last day of the calendar quarter in which the Drawing in relation to Tranche D is made; and

(e)	in relation to Tranche E, the last day of the calendar quarter in which the Drawing in relation to Tranche E is made;

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code;

“GAAP” means in relation to any Obligor, the generally accepted accounting principles, standards and practices in the United States of America;

“General Assignment Deed” means a general assignment of the Charters, the Earnings, the Insurances and any Requisition Compensation as set out therein, by the Guarantors in favour of the Security Trustee;

“Guarantors” means, collectively, the Vessel A Guarantor, the Vessel B Guarantor, the Vessel C Guarantor, the Vessel D Guarantor and the Vessel E Guarantor and “Guarantor” means any of them and any other Person who owns a Mortgaged Vessel which is exchanged for another Mortgaged Vessel pursuant to a Vessel Exchange;

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit (including letters of credit) issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business; provided that for the avoidance of doubt, “Indebtedness” shall not include letters of credit, guarantees or any similar debt instruments which collateralize the Borrower’s obligations for the release of the vessel Genco Auvergne and for letters of credit in respect of rent obligations under real property leases;

“Insurances” means:

(a)	all policies and contracts of insurance, including entries of a Vessel in any protection and indemnity or war risks association, which are effected in respect of a Vessel, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Interest Period” means a period determined in accordance with Clause 6.1(f);

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“Lender” means a bank or financial institution listed in Schedule 1 and its permitted transferees, successors and assigns;

"Leverage Ratio" shall mean, at any date of determination, the ratio of Average Consolidated Net Indebtedness on such date of determination to Consolidated EBITDA for the most recently ended Test Period;

“LIBOR” means, for an Interest Period, the rate per annum determined by the Agent to be the arithmetic mean of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank's request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it; provided, however, that if the rate so determined by the Agent is below zero, LIBOR will be deemed to be zero;

“Loan” means any of the Tranche A Loan, the Tranche B Loan, the Tranche C Loan, the Tranche D Loan or the Tranche E Loan or, where the context requires, the aggregate principal amount for the time being outstanding under this Agreement in respect of all such Loans;

“Major Casualty” means any casualty to a Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $2,000,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)	before any Loan has been made, Lenders whose Commitments total 66.66 per cent. of the Total Commitments; and

(b)	after any Loan has been made, Lenders whose Contributions total 66.66 per cent. of the Loan;

“Mandatory Costs” means the percentage rate per annum calculated by the Agent in accordance with Schedule 7;

“Margin” means 3.5 per cent. per annum; provided that should the “Margin” (or equivalent term) at any time expressed to be at a rate higher than 3.5 per cent. per annum in the DB Credit Facility or any Additional Facility, the definition of “Margin” hereunder shall be deemed to be amended to mean such higher rate;

“Material Adverse Effect” shall mean a material adverse effect on the (i) transactions contemplated by the Finance Documents, (ii) business, property, assets, liabilities, condition (financial or otherwise), operations or prospects (x) of the Vessels or (y) the Borrower and the Guarantors taken as a whole, (iii) rights or remedies available to the Agent or the Lenders under the Finance Documents or (iv) ability of any Obligor to perform its obligations under the Finance Documents to which it is a party;

“Minimum Balance” has the meaning given to that term in Clause 10.2(c);

“Minimum Consolidated Net Worth” shall mean not less than 75% of the Post-Reorganization Equity Value of the Borrower plus 50% of the net proceeds received by the Borrower as a result of any new Equity Interests issued by the Borrower after the Amendment and Restatement Effective Date;

“Mortgage” means, with respect to each Mortgaged Vessel, the first preferred Liberian ship mortgage on that Vessel signed on the Drawdown Date of the Tranche relating to such Vessel (or, if the Mortgaged Vessel is an Acceptable Replacement Vessel, on the Vessel Exchange Date) by the relevant Guarantor in favour of the Security Trustee, in the form of Schedule 8 hereto (or, if the Vessel is registered in a jurisdiction other than Liberia with the prior written consent of the Agent acting upon the direction of the Lenders, a first preferred ship mortgage under the laws of that jurisdiction);

“Mortgage Amendments” shall mean the amendment agreements to the Mortgages to be entered into on or around the Amendment and Restatement Effective Date between the Guarantors and the Security Trustee;

"Mortgaged Vessels" shall mean, collectively, all vessels mortgaged to the Security Trustee hereunder and, individually, any of such vessels;

“Multiemployer Plan” shall mean a Plan which is defined in Section 3(37) of ERISA;

"Net Worth" shall mean, as to a Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and other accounts which in accordance with GAAP constitutes stockholders' equity, but excluding treasury stocks;

"Non-Cash Charges" means the unamortized charges incurred by the Borrower associated with any credit facility of the Borrower or its Subsidiaries that is charged to expense due to the refinancing of the aforementioned, and any non-cash loss related to the Borrower’s investment in Jinui Shipping and Transportation Limited;

“Negotiation Period” has the meaning given in Clause 7.6;

“Notifying Lender” has the meaning given in Clause 22.1 or Clause 23.1 as the context requires;

"Obligors" means the Borrower and the Guarantors and "Obligor" means any of them;

"OFAC" has the meaning given to such term in Clause 11.2(m);

“Operating Accounts” means the five separate accounts each in the name of a Guarantor in respect of the Vessel owned or to be owned by that Guarantor;

“Operating Costs” means, with respect to any Vessel, costs and expenses properly incurred in respect of the day to day operation of such Vessel;

“Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements, forward freight agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values;

"PATRIOT Act" has the meaning given to that term in Clause 28.6;

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto;

“Permitted Holders” means (i) Peter Georgiopoulos (including his immediate family members and trusts for his benefit and/or for the benefit of his immediate family members) and any corporation or other entity directly or indirectly controlled by Peter Georgiopoulos and (ii) any other Persons as approved by the Majority Lenders;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Vessel not prohibited by this Agreement;

(e)	liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Vessel, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance to article II section 9(c) of each Mortgage;

(f)	any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)	Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in a Mortgage or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)	any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	the country under the laws of which the company is incorporated or formed;

(b)	a country in which the company's central management and control is or has recently been exercised;

(c)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)	a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(e)	a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (a) or (b);

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute to) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan;

“Plan of Reorganization” means the Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on April 21, 2014, Docket No. 14 as it may be amended, modified, or supplemented from time to time in accordance with the terms therein and in the Restructuring Support Agreement;

"Post-Reorganization Equity Value" means the post confirmation equity value of the Borrower as reflected on the Borrower’s first financial statement delivered after the Amendment and Restatement Effective Date;

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Prepetition” means the period before the Petition Date;

“Prepetition Lenders” means the Lenders party to the Prepetition Loan Agreement;

"Purchase Price" means $33,250,000;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Reference Banks” means the principal offices in London of Crédit Agricole Corporate, Investment Bank, Crédit Industriel et Commercial and Skandinaviska Enskilda Banken AB (publ) and such other banks as may be appointed by the Agent in consultation with the Borrower;

“Repayment Date” means a date on which a repayment is required to be made under Clause 5 and Schedule 5;

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Restricted” shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents:

(a)	appears (or would be required to appear) as “Restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to the Finance Documents or Security Interests created thereunder);

(b)	are subject to any lien in favour of any Person other than the Security Trustee or the Agent for the benefit of the Creditor Parties; or

(c)	are not otherwise generally available for use by the Borrower or such Subsidiary;

“Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated 3 April, 2014, entered into by, among others, the Obligors and the Prepetition Lenders;

“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or  on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower;

“SEC” means the United States Securities and Exchange Commission;

“Second Insurance Assignment” means, with respect to each Mortgaged Vessel, a second priority assignment of the Insurances in respect of such Mortgaged Vessel executed by the relevant Guarantor in favour of the Second Mortgagee, as security for repayment of amounts due under the DnB Credit Facility;

“Second Mortgage” means, with respect to each Mortgaged Vessel, a second preferred Liberian ship mortgage on that Vessel executed by the relevant Guarantor in favour of the Second Mortgagee, as security for repayment of amounts due under the DnB Credit Facility;

“Second Mortgagee” means DNB Bank ASA, New York Branch (formerly known as DnB NOR Bank ASA, New York Branch), as security trustee and collateral agent for the lenders under the DnB Credit Facility;

“Second Security Documents” means the Second Insurance Assignments and the Second Mortgages, collectively;

“Secured Liabilities” means all liabilities which the Borrower, the Guarantors or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Obligors and the other Creditor Parties that:

(a)	the Availability Period for each Loan has expired and all amounts which have become due for payment by the Borrower or any Obligor under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	neither the Borrower nor any Obligor has any future or contingent liability under Clause 20 or 21 or any other provision of this Agreement or another Finance Document; and

(d)	the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or any of the Guarantors or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee” means Crédit Agricole Corporate and Investment Bank, a société anonyme with a share capital of EUR 6,055,504,839 registered with SIREN number 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre and whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense, France (which term includes any successors in title, its permitted assignees and transferees) not in its individual capacity, but solely as security trustee under the Agency and Security Trust Deed;

“Seller” means any of the Vessel A Seller, the Vessel B Seller, the Vessel C Seller, the Vessel D Seller or the Vessel E Seller;

“Servicing Bank” means the Agent or the Security Trustee;

“Share Charge” means the share charge executed or (as the case may be) to be executed by the legal and beneficial owners of the issued share capital in the Guarantors in favour of the Security Trustee;

“Shareholder Rights Agreement” shall mean a shareholders rights agreement substantially similar to that certain the Shareholders Rights Agreement entered into as of March 1, 2007 by and between the Borrower and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent;

"Structuring Fee Letter" means the letter made between the Borrower and the Agent setting out the structuring fee payable by the Borrower in connection with the Facility;

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; provided, however, that “Subsidiary” or “Subsidiaries” shall not include Baltic;

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, surcharge or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Technical Manager”  means the Borrower, Wallem Limited, Anglo-Eastern Ship Management Limited, Thome Shipmanagement Pte Ltd., V Ships Limited or any other company which the Agent may approve from time to time as the technical manager of a Vessel or all of the Vessels, which consent is not to be unreasonably withheld;

“Test Period” shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period; provided that for the period ending June 30, 2015, such test period shall mean the period commencing from the Amendment and Restatement Effective Date through June 30, 2015;

“Total Commitments” means, collectively, the Total Tranche A Commitments, Total Tranche B Commitments, Total Tranche C Commitments, Total Tranche D Commitments and Total Tranche E Commitments;

"Total Loss" means in relation to any Vessel:

(a)	any actual, constructive, compromised, agreed or arranged total loss of a Vessel;

(b)	any expropriation, confiscation, requisition, condemnation, purchase, forfeiture or acquisition of or taking title to that Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension), unless it is within 1 month redelivered to the relevant Guarantor's full control; or

(c)	any arrest, capture, seizure or detention of the Vessel (including any hijacking or theft) unless it is within 1 month redelivered to the relevant Guarantor's full control;

“Total Loss Date” means in relation to a Vessel:

(a)	in the case of an actual loss of a Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Guarantor, with the Vessel's insurers in which the insurers agree to treat the Vessel as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Tranche” means Tranche A, Tranche B, Tranche C, Tranche D or Tranche E, (as applicable);

"Tranche A" means the part of the Facility described in Clause 2.1(a);

“Tranche A Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1 under the heading “Tranche A Commitment”, or, as the case may require, the amount transferred by a Lender pursuant to Clause 25.2, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Tranche A Commitments” means the aggregate of the Tranche A Commitments of all the Lenders);

"Tranche A Loan" means the loan made or to be made under Tranche A or the principal amount outstanding for the time being of such loan;

"Tranche B" means the part of the Facility described in Clause 2.1(b);

“Tranche B Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1 under the heading “Tranche B Commitment”, or, as the case may require, the amount transferred by a Lender pursuant to Clause 25.2, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Tranche B Commitments” means the aggregate of the Tranche B Commitments of all the Lenders);

"Tranche B Loan" means the loan made or to be made under Tranche B or the principal amount outstanding for the time being of such loan;

"Tranche C" means the part of the Facility described in Clause 2.1(c);

“Tranche C Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1 under the heading “Tranche C Commitment”, or, as the case may require, the amount transferred by a Lender pursuant to Clause 25.2, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Tranche C Commitments” means the aggregate of the Tranche C Commitments of all the Lenders);

"Tranche C Loan" means the loan made or to be made under Tranche C or the principal amount outstanding for the time being of such loan;

"Tranche D" means the part of the Facility described in Clause 2.1(d);

“Tranche D Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1 under the heading “Tranche D Commitment”, or, as the case may require, the amount transferred by a Lender pursuant to Clause 25.2, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Tranche D Commitments” means the aggregate of the Tranche D Commitments of all the Lenders);

"Tranche D Loan" means the loan made or to be made under Tranche D or the principal amount outstanding for the time being of such loan;

"Tranche E" means the part of the Facility described in Clause 2.1(e);

“Tranche E Commitment” means, in relation to a Lender, the amount set opposite its name in Schedule 1 under the heading “Tranche E Commitment”, or, as the case may require, the amount transferred by a Lender pursuant to Clause 25.2, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Tranche E Commitments” means the aggregate of the Tranche E Commitments of all the Lenders);

"Tranche E Loan" means the loan made or to be made under Tranche E or the principal amount outstanding for the time being of such loan;

“Transaction” shall mean, collectively, (i) the entering into of the Finance Documents, the incurrence of Loans hereunder and performance of obligations hereunder and thereunder, (ii) the incurrence of any Financial Indebtedness of the Borrower permitted pursuant to the terms of this Agreement, (iii) the payment of all fees and expenses in connection with the foregoing, including, without limitation, in connection with any supplements, amendments, waivers and consents and (iv) the transactions contemplated thereby;

“Transaction Documents” means:

(a)	this Agreement;

(b)	each Charter;

(c)	each other Finance Document;

(d)	any other document, notice, letter or instrument entered into, issued or given pursuant to the express terms of any of the foregoing; and

(e)	any other document, notice, letter or instrument designated as a Transaction Document by the Agent and the Borrower;

and “Transaction Document” means any of them;

“Transfer Certificate” has the meaning given in Clause 25.2;

“Trust Property” has the meaning given in the Agency and  Security Trust Deed;

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions);

“Unrestricted” shall mean, when referring to cash or Cash Equivalents owned by the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted;

"Vessel" means Vessel A, Vessel B, Vessel C, Vessel D or Vessel E, as appropriate and, where the context requires any Mortgaged Vessel exchanged for another Mortgaged Vessel pursuant to a Vessel Exchange and together the “Vessels”;

“Vessel A” means the Liberian flag vessel Genco Bay, Official Number 14572;

"Vessel A Guarantor" means Genco Bay Limited, a company organised and existing under the laws of the Republic of the Marshall Islands;

"Vessel A Seller" means Hesperos Holdings S.A., the Seller of Vessel A;

“Vessel B” means the Liberian flag vessel Genco Ocean, Official Number 14783;

"Vessel B Guarantor" means Genco Ocean Limited, a company organised and existing under the laws of the Republic of the Marshall Islands;

"Vessel B Seller" means Princeton Shipholding S.A., the Seller of Vessel B;

“Vessel C” means the Liberian flag vessel Handy Avra to be renamed Genco Avra, Official Number 14797;

"Vessel C Guarantor" means Genco Avra Limited, a company organised and existing under the laws of the Republic of the Marshall Islands;

"Vessel C Seller" means Sillem Shipholding Limited, the Seller of Vessel C;

“Vessel D” means the Liberian flag vessel Handy Mare to be renamed Genco Mare, Official Number 14798;

"Vessel D Guarantor" means Genco Mare Limited, a company organised and existing under the laws of the Republic of the Marshall Islands;

"Vessel D Seller" means Vanderlin Maritime Inc., the Seller of Vessel D;

“Vessel E” means the Liberian flag vessel Hull Spirit to be renamed Genco Spirit, Official Number 14799;

"Vessel E Guarantor" means Genco Spirit Limited, a company organised and existing under the laws of the Republic of the Marshall Islands;

"Vessel E Seller" means Seafarer Shipping and Trading Company, the Seller of Vessel E;

“Vessel Exchange” shall mean the exchange of a Mortgaged Vessel which has suffered a Total Loss for an Acceptable Replacement Vessel and provided that the following conditions are satisfied with respect to such exchange:

(a)	On each Vessel Exchange Date, if the Subsidiary of the Borrower owning the Acceptable Replacement Vessel is not a Guarantor, (A) such Subsidiary shall execute and deliver an accession deed to this Agreement and (B) the Borrower shall pledge and deliver, or cause to be pledged and delivered, all of the capital stock of such Subsidiary to the Security Trustee;

(b)	On each Vessel Exchange Date, the Agent shall have received from counsel acceptable to the Agent consummating the relevant Vessel Exchange opinions reasonably satisfactory to the Agent practicing in those jurisdictions in which the Acceptable Replacement Vessel is registered and/or the Guarantor owning such Acceptable Replacement Vessel is organized, which opinions shall be addressed to the Agent and each of the Lenders and dated such Vessel Exchange Date, which shall (x) be in form and substance reasonably acceptable to the Agent and (y) cover the perfection of the security interests granted pursuant to the Mortgage(s) and such other matters incident thereto as the Agent may reasonably request;

(c)	On each Vessel Exchange Date, the Guarantor which is consummating a Vessel Exchange on such date shall have duly authorized, executed and delivered a General Assignment Deed and Accounts Pledge in each case together with:

(i)	proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or in other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests purported to be created by the General Assignment Deed and Accounts Pledge;

(ii)	certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Guarantor as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Security Interests unless in respect of which the Agent shall have received Form UCC-3 Termination Statements (or such other termination statements as shall be required by local law) fully executed for filing if required by applicable laws); and

(iii)	evidence that all other actions necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the security interests purported to be created by the General Assignment Deed and Accounts Pledge have been taken;

(d)	On each Vessel Exchange Date, the Guarantor which is consummating a Vessel Exchange on such date shall have duly authorized, executed and delivered, and caused to be recorded in the appropriate vessel registry a Mortgage with respect to such Acceptable Replacement Vessel and such Mortgage shall be effective to create in favour of the Security Trustee and/or the Lenders a legal, valid and enforceable first priority security interest, in and lien upon such Acceptable Replacement Vessel, subject only to Permitted Security Interests. Except as specifically provided above, all filings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Agent to perfect and preserve such security interests shall have been duly effected and the Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Agent; and

(e)	On each Vessel Exchange Date, the Agent shall have received each of the following with respect to the relevant Acceptable Replacement Vessel:

(i)	certificates of ownership from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of such Acceptable Replacement Vessel by the relevant Guarantor;

(ii)	the results of maritime registry searches with respect to such Acceptable Replacement Vessel, indicating no record Security Interests other than Permitted Security Interests;

(iii)	class certificates from an Approved Classification Society indicating that such Acceptable Replacement Vessel is classed in the highest class available for vessels of its age and type free of any conditions or recommendations other than those approved by the Agent;

(iv)	an Appraised Value from an Approved Appraiser in scope, form and substance reasonably satisfactory to the Agent; and

(v)	a report, in form and scope reasonably satisfactory to the Agent, from a firm of independent marine insurance brokers reasonably acceptable to the Agent with respect to the insurance maintained by the Guarantor in respect of such Acceptable Replacement Vessel, together with a certificate from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are customarily insured against by similarly situated insureds for the protection of the Agent and/or the Lenders as mortgagee and (ii) conform with the insurance requirements of this Agreement;

"Vessel Exchange Date" means a date not later than 60 days after the date of the Total Loss of the applicable Mortgaged Vessel, upon which a Mortgaged Vessel which has suffered a Total Loss is exchanged for an Acceptable Replacement Vessel;

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time;

1.2              Construction of certain terms.  In this Agreement:

“approved” means, for the purposes of Clause 14, approved in writing by the Agent;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of a Vessel in consequence of its insured value being less than the value at which the Vessel is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or of its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means all insurances effected, or which the Borrower is obliged to effect, under Clause 14 or any other provision of this Agreement or another Finance Document;

“Person” or “person” includes any individual, firm, corporation, company or unincorporated legal entity; any state, political sub-division of a state and local or municipal authority; and any international organisation and reference to any person shall include its successors, permitted assignees and permitted transferees in accordance with their respective interests;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of Clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or Clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental body, agency, department or regulatory, self‑regulatory or other authority or organisation;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority

(including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or Clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3               Meaning of “month”.

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;
and “month” and “monthly” shall be construed accordingly.

1.4              General Interpretation.  In this Agreement:

(a)	references in Clause 1.1 to a Finance Document or any other document being in the form of a particular schedule include references to that form with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires;

(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.4 apply unless the contrary intention appears.

1.5               Headings. In interpreting a Finance Document or any provision of a Finance Document, all  clause, sub-clause and other headings in that and any other Finance Document shall be  entirely disregarded.

1.6               Position of the Lenders.

(a)	Interests several. The rights of the Lenders under this Agreement are several;

(b)	Individual Lender’s right of action. Any legal action brought to recover any amount which has become due and payable by the Borrower or any Guarantor under this Agreement or any other Finance Document shall, where possible, be brought by the Agent in the joint names of all the Lenders. In case such action is required, for formal reasons, to be brought by the Lenders themselves then the Lenders shall act together, and the Agent shall co-ordinate such proceedings;

(c)	Proceedings requiring Majority Lenders’ consent. No proceedings against the Borrower or any other Obligor in connection with this Agreement or any Finance Document or to recover sums payable hereunder or thereunder may be commenced without the prior consent of the Majority Lenders;

(d)	Agent’s Powers. Wherever possible, action and legal proceedings to be brought under paragraphs (b) and (c) shall be brought by the Agent on behalf of all the Lenders, where applicable under the direction of the Majority Lenders;

(e)	Obligations several. The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(i)	the obligations of any of the other Lenders being increased;

(ii)	any Obligor or any other Lender being discharged (in whole or in part) from its obligations under this Agreement or any other Finance Document; or

(iii)	any other Lender having any responsibility for such failure.

1.7	Reimbursements. All expenses reimbursable to a Creditor Party by the Borrower pursuant to Clauses 20 and 21 and or other similar provisions relating to reimbursement of expenses contained elsewhere in the Finance Documents shall be properly incurred and evidenced by invoices.

2	AVAILABILITY OF THE LOAN AND DRAWDOWN

2.1	Facility maximum amount. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrower a term loan credit facility which shall comprise a maximum aggregate amount of up to $100,000,000 (one hundred million Dollars) (i.e. $20,000,000 (twenty million Dollars) in respect of each Tranche), which shall be made available in (5) five tranches as follows:

(a)	Tranche A, available in one Drawing, in an amount equal to the lesser of (i) $20,000,000, (twenty million Dollars) and (ii) 76.92% of the valuation of Vessel A;

(b)	Tranche B, available in one Drawing, in an amount equal to the lesser of (i) $20,000,000, (twenty million Dollars) and (ii) 76.92% of the valuation of Vessel B;

(c)	Tranche C, available in one Drawing, in an amount equal to the lesser of (i) $20,000,000, (twenty million Dollars) and (ii) 76.92% of the valuation of Vessel C;

(d)	Tranche D, available in one Drawing, in an amount equal to the lesser of (i) $20,000,000, (twenty million Dollars) and (ii) 76.92% of the valuation of Vessel D; and

(e)	Tranche E, available in one Drawing, in an amount equal to the lesser of (i) $20,000,000, (twenty million Dollars) and (ii) 76.92% of the valuation of Vessel E.

2.2	Purpose: The Borrower has applied all amounts borrowed by it under any Tranche as required under the Prepetition Loan Agreement.

2.3	Intentionally omitted.

2.4	No duty to verify application of funds borrowed. No Creditor Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.5	Termination of Commitment. The Lenders’ Commitment in respect of a Loan will terminate on the expiry of the Availability Period in respect of that Loan or, if earlier, upon the relevant Vessel becoming a Total Loss. Any part of a Commitment undrawn at the end of the relevant Availability Period or upon the Vessel becoming a Total Loss will be immediately cancelled.

2.6	Lenders' participations in Drawings. Subject to the other provisions of this Agreement, each Lender shall participate in each Drawing in the proportion which, as at the relevant Drawdown Date, its Commitment in respect of the relevant Tranche bears to the Total Commitments in respect of that Tranche as specified in Schedule 1.

3	DRAWDOWN

3.1	Request for advance of Loan. Subject to the following conditions, the Borrower may request a Drawing to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 10.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

3.2              Availability.  The conditions referred to in Clause 3.1 are that:

(a)	the Drawdown Date has to be a Business Day during the Availability Period applicable to that Tranche;

(b)	the Tranche to be utilised must be identified;

(c)	there shall be no more than five (5) Drawings;

(d)	the proposed currency and amount of the Drawing must comply with Clause 2.1;

(e)	subject to Clause 2.3, a Drawing shall be made upon or following the acquisition of a Vessel by a Guarantor and only one Drawing shall be made in respect of each Vessel; and

(f)	the aggregate amount of a Drawing in respect any Tranche shall not exceed the Total Commitments for such Tranche.

3.3	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall immediately notify the Lenders that it has received a Drawdown Notice from the Borrower in respect of its intention to make a Drawing and shall inform each Lender of:

(a)	the amount of the Drawing and the Drawdown Date;

(b)	the amount of that Lender's participation in the Drawing; and

(c)	the duration of the first Interest Period.

3.4	Drawdown Notice irrevocable. A Drawdown Notice must be signed by a duly authorised person on behalf of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.

3.5	Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent for the account of the Borrower the amount due from that Lender under Clause 2.6.

3.6	Disbursement of Loan. Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay to the Borrower the amounts which the Agent receives from the Lenders under Clause 3.5; and that payment to the Borrower shall be made:

(a)	to the account which the Borrower specifies in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

3.7	Disbursement of Loan to Borrower. The payment by the Agent under Clause 3.6 to the Borrower shall constitute the making of the Loan and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.

4	CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT

4.1	Documents, fees and no default. The effectiveness of this amendment and restatement of the Agreement is subject to the following conditions precedent:

(a)	the documents delivered pursuant to Clause 4.1(a) of the Prepetition Loan Agreement are (i) valid and in full force and effect, and have not been modified in any way, except as otherwise certified to the Agent, or (ii) no longer applicable; and

(b)	the satisfaction of the Agent and Security Trustee in its reasonable discretion of each of the conditions precedent set forth in Schedule 1 of the Amendment and Restatement Agreement dated the date hereof among the parties hereto.

5	REPAYMENT AND PREPAYMENT

5.1	Timing and amount of repayment instalments. The Borrower shall:

(a)	repay each Loan to the Lenders in consecutive quarterly instalments on the last day of each calendar quarter commencing on the last day of the calendar quarter in which the Drawdown Date occurs with respect to such Loan (each such quarterly payment date, a “Repayment Date”); and

(b)	pay to the Agent, on the Amendment and Restatement Effective Date, for the account of the applicable Lenders, any due and unpaid quarterly instalments described in Schedule 5 of the Prepetition Loan Agreement for any calendar quarter in which the Cases were pending.

5.2	Amortization schedule. The Agent shall prepare an amortization schedule for the Loan advanced on each Drawdown Date, such amortization schedule to be calculated on the basis of a thirteen (13) year linear amortization of such Loan, calculated from each Drawdown Date; provided that the amount to be repaid on the First Repayment Date for each Loan shall be reduced on a pro rata basis for the number of days from (and including) the first day of the calendar quarter in which the Drawdown Date for that Loan occurs to (but excluding) such Drawdown Date. Each amortization schedule prepared by the Agent in accordance with this Clause 5.2 shall be conclusive and binding, absent manifest error, and shall be attached by the Agent to this Agreement as Schedule 5.

5.3	Final Maturity Date. On the Final Maturity Date, the Borrower shall pay in full the outstanding balance of the Loans and shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

5.4	Voluntary Prepayment. Subject to the conditions set forth in Clause 5.5, the Borrower may prepay the whole or any part of a Loan.

5.5              Conditions for voluntary prepayment.  The conditions referred to in Clause 5.4 are that:

(a)	a partial prepayment shall be a minimum amount of $1,000,000 or an integral multiple of $1,000,000;

(b)	the Agent has received from the Borrower at least 5 Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)	the Borrower has provided evidence satisfactory to the Agent that any consent required by the Borrower or any Obligor in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower or any Obligor has been complied with.

5.6	Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

5.7	Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 5.5 (c).

5.8	Mandatory prepayment. Subject to Clause 5.12, the Borrower shall be obliged to prepay the whole of any Loan:

(a)	in the case of a sale of the related Vessel by the relevant Guarantor, on or before the date on which the sale is completed;

(b)	in the case of a Total Loss of the related Vessel, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; and

(c)	if without prior approval of the Agent (on instructions of the Majority Lenders), there is a Change of Control without the Agent’s consent in which case each of the Loans shall be prepaid within five (5) Business Days of such Change of Control.

5.9	Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clauses 21.3 and 21.4 but without premium or penalty.

5.10	Application of partial prepayment. Each partial prepayment shall be applied against the repayment instalments specified in Clause 5.1 in inverse order of maturity. Upon any partial prepayment of a Loan, the Agent shall prepare a replacement Schedule 5 for that Loan, which replacement schedule shall be conclusive and binding, absent manifest error. In the case of a partial prepayment under Clause 5.4, such prepayment shall be applied to the Loan designated by the Borrower in its notice of prepayment, or, if no such Loan is designated by the Borrower, shall be applied on a pro rata basis against all Loans, based on the outstanding principal balance of each Loan immediately prior to such prepayment.

5.11            No reborrowing.  No amount repaid or prepaid may be reborrowed.

5.12
Exchange of Mortgaged Vessel following a Total Loss.  In the event of Total Loss of a Mortgaged Vessel, the Borrower and each of the Guarantors shall act in accordance with Clause 5.8 or, with the prior written consent of all of the Lenders (which the Lenders may grant or withhold in their sole discretion) and so long as (i) no Potential Event of Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto), and (ii) all representations and warranties made by the Obligors pursuant to Clause 11 of this Agreement are true and correct both before and after the Vessel Exchange Date, the relevant Guarantor may elect to exchange such Mortgaged Vessel for an Acceptable Replacement Vessel pursuant to a Vessel Exchange; provided further that the Borrower shall have delivered to the Agent an officer’s certificate, certified by the senior financial officer of the

Borrower, demonstrating pro forma compliance (giving effect to such Vessel Exchange and, in the case of calculations involving the valuation of Mortgaged Vessels, the valuations used shall be the valuations most recently delivered to or obtained by the Agent pursuant to Clause 16.8 (or, in the case of the Acceptable Replacement Vessel, pursuant to the definition of Vessel Exchange) or, at the Borrower’s option, a new valuation complying with the provisions of Clause 16.3) with each of the covenants set forth in Clauses 12.2(d)-(f), inclusive, for the most recently ended Test Period (or at the time of such sale or exchange, as applicable) and projected compliance with such covenants for the one year period following such Vessel Exchange, in each case setting forth the calculations required to make such determination in reasonable detail.

5.13	Dissolution of Guarantor following Vessel Exchange. Following a Vessel Exchange permitted by this Agreement, the Guarantor which owned the Vessel that is the subject of such Vessel Exchange may dissolve (if such Guarantor is not the owner of the Acceptable Replacement Vessel exchanged for such Vessel), provided, that (x) such Guarantor shall have transferred its Operating Account to the Guarantor which owns the Acceptable Replacement Vessel, (y) all of the proceeds of such dissolution shall be paid only to the Borrower and (z) no Event of Default is continuing unremedied at the time of such dissolution.

5.14	Escrow: Any insurance proceeds received in respect of the Total Loss of a Mortgaged Vessel which is being exchanged pursuant to a Vessel Exchange shall be held in escrow by the Agent for a period of 90 days following the Vessel Exchange Date.

6	INTEREST

6.1	Payment of Interest.

(a)	General. The Borrower shall pay accrued interest on each Loan free of any deductions or withholdings, at the rate and at the times determined under this Clause 6.1;

(b)	Commencement of Interest Periods. the first Interest Period for each Loan shall commence on the Drawdown Date for each Loan and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period;

(c)	Rate of interest. interest on each Loan will be payable at a rate per annum which is equal to the aggregate of (i) LIBOR for the relevant Interest Period; (ii) the Margin and (iii) the Mandatory Cost (if any);

(d)	Computation of interest. interest will be computed in accordance with Clause 17.2.

(e)	Payment dates for interest. interest due under this Clause 6.1 shall be paid on the last day of each relevant Interest Period; and

(f)	Interest Periods. for the calculation of interest, the Borrower shall select interest periods (each an “Interest Period”) in respect of each Loan as follows:

(i)	each Interest Period shall be of either one (1), three (3) or six (6) months duration, as selected by the Borrower and notified to the Agent not less than three (3) Business Days before the first day of the Interest Period or any other period mutually agreed by the Borrower and the Agent, or if the Borrower fails to so notify the Agent, of three (3) months duration;

(ii)	the first Interest Period for each Loan will start on its Drawdown Date; and

(iii)	prior to each Repayment Date, in determining the interest rate for a Loan, the Agent may shorten an Interest Period for any Loan to ensure that the applicable Interest Period for such Loan ends on a Repayment Date (in the case of the First Interest Period for a Loan) or the Final Maturity Date (in the case of the last Interest Period for each Loan);

in each case, the applicable rate, the amount payable, the Interest Periods and the due date for payment shall be notified by the Agent to the Borrower by letter or facsimile.

7	CHANGES TO CALCULATION OF INTEREST

7.1	Obligation of Reference Banks to quote. A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

7.2	Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the remaining Reference Banks; but if (2) or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 7.

7.3              Market disruption.  The following provisions of this Clause 7 apply if:

(a)	The Screen Rate is not available and none or only one of the Reference Banks provide quotations to the Agent in order to fix LIBOR before 1.00 p.m. (London time) on the Quotation Date for an Interest Period;

(b)	at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)	at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

7.4	Notification of market disruption. The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 7.3 which have caused its notice to be given.

7.5	Suspension of drawdown. If the Agent's notice under Clause 7.4 is served before the Loan is made:

(a)	in a case falling within Clauses 7.3(a) or (b), the Lenders' obligations to make the Loan; and

(b)	in a case falling within Clause 7.3(c), the Affected Lender's obligation to participate in the Loan;

shall be suspended while the circumstances referred to in the Agent's notice continue.

7.6	Negotiation of alternative rate of interest. If the Agent’s notice under Clause 7.4 is served after the Loan is made, the Borrower, the Agent, the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 7.4 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

7.7	Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

7.8	Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 7.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

7.9	Notice of prepayment. If the Borrower does not agree with an interest rate set by the Agent under Clause 7.8, the Borrower may give the Agent not less than 15 Business Days' notice of its intention to prepay the Loan or, as the case may be, the Affected Lender's Contribution at the end of the interest period set by the Agent.

7.10	Prepayment; termination of Commitments. A notice under Clause 7.9 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrower's notice of intended prepayment and:

(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)	on the last Business Day of the interest period set by the Agent, the Borrower shall prepay (without premium or penalty) the Loans or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

7.11	Application of prepayment. The provisions of Clause 5.10 shall apply in relation to the prepayment.

8	DEFAULT INTEREST

8.1	Payment of default interest on overdue amounts. The Borrower shall pay interest in accordance with the following provisions of this Clause 8 on any amount payable by the Borrower under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment;

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.6 (Acceleration of Loan), the date on which it became immediately due and payable.

8.2	Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be two (2) per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out in Clauses 8.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 8.3(b).

8.3              Calculation of default rate of interest.  The rates referred to in Clause 8.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period); and

(b)	the Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)	if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

8.4	Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrower of each interest rate determined by the Agent under Clause 8.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Agent's notification.

8.5	Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

8.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

9	GUARANTEE AND INDEMNITY

9.1	Guarantee and indemnity. Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Creditor Party punctual payment and performance by the Borrower of all the Borrower's obligations under this Agreement and each of the other Finance Documents;

(b)	undertakes with each Creditor Party that whenever the Borrower does not pay any amount when due under or in connection with this Agreement or any of the other Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Creditor Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Creditor Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 9 if the amount claimed had been recoverable on the basis of a guarantee.

9.2	Continuing Guarantee. This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

9.3	Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Creditor Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 9 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

9.4	Waiver of defences. The obligations of each Guarantor under this Clause 9 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 9 (without limitation and whether or not known to it or any Creditor Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

9.5	Immediate Recourse. Each Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 9. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

9.6	Appropriations. Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Creditor Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Creditor Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 9.

9.7	Deferrals of Guarantor's rights. Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 9:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor (including any other Guarantor) of any Obligor's obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Creditor Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under this Clause 9;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Creditor Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Creditor Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Creditor Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct.

9.8	Release of Guarantors' right of contribution. If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Creditor Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

9.9	Additional security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Creditor Party.

10	OPERATING ACCOUNTS

10.1	Account Bank. The Operating Accounts referred to in this Clause 10 are opened by the Guarantors with the Agent.

10.2            Operating Accounts.

(a)	Each Guarantor shall maintain the following accounts in respect of each Vessel at the relevant branch of the Agent, denominated in Dollars, which shall together be the "Operating Accounts":

(i)	Operating Account in the name of Genco Bay Operating Account with Number 00 250 713 960;

(ii)	Operating Account in the name of Genco Ocean Operating Account with Number 00 250 714 057;

(iii)	Operating Account in the name of Genco Avra Operating Account with Number 00 250 714 154;

(iv)	Operating Account in the name of Genco Mare Operating Account with Number 00 250 714 251; and

(v)	Operating Account in the name of Genco Spirit Operating Account with Number 00 250 714 348;

(b)	each Operating Account shall be a separate account at the Agent;

(c)	each Guarantor shall ensure at all times that the aggregate balance of all of the Operating Accounts is not less than the product of $750,000 and the number of Mortgaged Vessels (the "Minimum Balance"). The Minimum Balance shall be maintained by the Guarantors and constituted by the Guarantors on or before the date of a Drawing in relation to a Loan;

(d)	neither the existence of an Operating Account, nor the insufficiency of funds in any of them, nor any inability to apply any funds in any of them towards the relevant payment, shall affect the obligation of the Borrower and Guarantors to make all payments required to be made to the Creditor Parties or any of them on the due date for payment in accordance with the Finance Documents; and

(e)	no sum may be credited to or withdrawn from any Operating Account except as expressly permitted by this Agreement.

10.3            Account mandates.

(a)	The Agent shall, save as otherwise provided herein, maintain each Operating Account in accordance with any mandate agreed with the Guarantors (from time to time); and

(b)	if there is any conflict between the Finance Documents and either any mandate agreed by the Agent or the Agent’s normal practices, the provisions of the Finance Documents shall prevail but only to the extent that the Agent would not be in a breach of law as a result.

10.4	Operation of Operating Accounts. The Borrower shall procure and each Guarantor shall ensure during the Security Period, the payment into each Guarantor's Operating Account of:

(a)	all Earnings with respect to the Vessel owned by such Guarantor; and

(b)	any other amounts received by such Guarantor for any reason whatsoever.

10.5            Receipts into Operating Accounts.

(a)	Subject to Clause 17.6, the Agent shall not be obliged to make available to the Guarantors any sum which it is expecting to receive for the account of the Guarantors until it has received it; and

(b)	the Guarantors shall promptly convert, or instruct the Agent to convert, into Dollars at a reasonable market rate any funds received by them in a currency other than Dollars for crediting to the relevant Operating Account on the day of conversion into Dollars.

10.6	Withdrawals from Operating Accounts. All requests for withdrawals from an Operating Account shall be made in accordance with the relevant Guarantor’s mandate with the Agent.

10.7	No withdrawals in certain circumstances. Notwithstanding anything else in this Clause 10, no withdrawal shall be made by any Guarantor from any Operating Account:

(i)	following the occurrence and during the continuation of any Potential Event of Default or any Event of Default or if the proposed withdrawal would cause a Potential Event of Default or Event of Default;

(ii)	if, prior to the date of the relevant proposed withdrawal, the Agent (either generally, or with reference to the specific withdrawal or Operating Account) notifies the applicable Guarantor that the withdrawal is not or would not be permitted under this Agreement and such notice shall specify (for the benefit of such Guarantor) the provision of this Agreement which prohibits such withdrawal; or

(iii)	to the extent that the aggregate balance standing to the credit of all of the Operating Accounts is less than the Minimum Balance or would be reduced to below the Minimum Balance as a result of such withdrawal.

10.8            Interest.

(a)	The Operating Accounts shall earn interest at such rate(s) as may be agreed from time to time by the Guarantors and the Agent. Such interest shall be credited to the relevant Operating Account; and

(b)	any reference in this Agreement to the balance standing to the credit of the Operating Account includes any interest so credited to it after taking account of any Tax attributable to the interest to the extent considered appropriate by the Agent.

11	REPRESENTATIONS AND WARRANTIES

11.1	General representations. Each Obligor jointly and severally represents and warrants to each Creditor Party that:

(a)	Status: it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has power to carry on its business as it is now being conducted and to own its property and other assets and has duly qualified to do business in all jurisdictions where such qualification is necessary to carry on its present business and operations and to own its properties and perform its obligations under the Financing Documents to which it is a party;

(b)	Corporate power: it has the power to:

(i)	execute, deliver and, as applicable, affirm the Transaction Documents to which it is a party;

(ii)	comply with the provisions of and perform each of its obligations under the Transaction Documents to which it is a party; and

(iii)	in the case of the Borrower to borrow under this Agreement and to make all payments contemplated by, and to comply with the Transaction Documents;

and all necessary corporate and other actions have been taken by it (to the extent it is a party) to authorise its entry into, performance and delivery of the transactions contemplated by those Transaction Documents;

(c)	Consents in force: all the authorisations referred to in Clause 11.1(b) remain in force and nothing has occurred which makes any of them liable to revocation;

(d)	No conflicts: the execution and performance by it of the Transaction Documents to which it is a party and in the case of the Borrower the borrowing of the full amount of each Loan does not contravene any law, regulation, judicial or administrative decree or conflict with its constitutional documents or any contractual or other obligation or restriction which is binding on it or any of its assets;

(e)	Legal validity: the Transaction Documents to which it is a party are or will when executed and, where appropriate, registered, constitute its legal, valid and binding obligations, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting creditor’s rights generally and to general principles of equity;

(f)	No governmental approvals or consents: there are no governmental approvals or consents which are necessary for the execution and performance by an Obligor of this Agreement or any of the other Transaction Documents to which it is a party or for this Agreement or any of the other Transaction Documents to which it is a party to be enforceable against any Obligor, other than those which have already been obtained;

(g)	No third party Security Interests: without limiting the generality of Clause 11.1(e), at the time of execution and delivery of each Transaction Document to which that Obligor is a party:

(i)	such Obligor will have the right to create all the Security Interests which that Transaction Document purports to create;

(ii)	no third party will have any Security Interests (except for Permitted Security Interests or, with respect to a Vessel, Security Interests permitted under the Mortgage covering such Vessel) or any other interest, right or claim over, in or in relation to any asset to which such Security Interest, by its terms relates; and

(iii)	the Security Interests in each Vessel granted, or to be granted, to the Security Trustee pursuant to the General Assignment Deed and the Mortgage in the property purported to be covered thereby, (i) constitute or will constitute upon the acquisition of such Vessel by a Guarantor (A) with respect to the General Assignment Deed, a valid and perfected first priority security interest under the UCC or other applicable law and (B) with respect to the Mortgage, a first preferred ship mortgage on the Vessel, (ii) will be entitled to all of the rights, benefits and priorities provided by the UCC or other applicable law, as applicable and (iii) will be superior and prior to the rights of all third persons or entities (other than those whose claims are mandatorily preferred by law and those that constitute Permitted Security Interests), now existing or hereafter arising whether by way of any lien or otherwise to the extent provided by the UCC or other applicable law. All filings have been accomplished, or will be accomplished upon the mortgaging of each Vessel, with respect to the Mortgages in each jurisdiction necessary or advisable to establish and perfect the Security Trustee’s rights in and to the collateral covered thereby, and any giving of notice or any other action to such end required or permitted by law has been given or taken.  All related filing or recording fees have been paid;

(h)	No proceedings: there are no proceedings before any arbitration tribunal, court, government agency or administrative body pending or threatened against any Obligor, which, to the best of the Borrower's knowledge, is likely to be adversely determined, and would (if adversely determined) be likely to have a Material Adverse Effect;

(i)	No default: no Obligor is in default under any Transaction Document to which it is a party or any other material agreement or obligation to which it is a party or by which it is bound;

(j)	No Event of Default: no Potential Event of Default or Event of Default has occurred and is continuing; and

(k)	No notarisations, filings, etc. required: there are at the date of the execution of this Agreement no notarisations, filings, recordings, registrations or enrolments in any court, public office of any jurisdiction applicable to an Obligor which are necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the other Transaction Documents to which it is a party and any such notarisations, filings, recordings, registrations or enrolments as may be necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Mortgage covering the Vessel being mortgaged by a Guarantor shall have been obtained.

11.2	Borrower representations. The Borrower represents and warrants to each Creditor Party (for itself and on behalf of the Guarantors) that:

(a)	No withholding taxes: all payments which an Obligor is liable to make under the Finance Documents may be made without deduction or withholding for an account of any tax payable under any law of any Pertinent Jurisdiction;

(b)	Information: all relevant information which has been produced in writing by or on behalf of the Obligors to any Creditor Party in connection with any Finance Document satisfied the requirements of such Finance Document; all audited and unaudited accounts which have been so provided satisfy the requirements of Clauses 12.1(a) and 12.1(c), there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts or financial statements;

(c)	Taxes paid: each Obligor has paid or has provided adequate reserves (in accordance with GAAP) for the payment of, all material taxes applicable to, or imposed on or in relation to such Obligor, its business or the Vessel owned by it and has filed or caused to be filed all material tax returns, reports, forms or similar documents which are required to be filed by it;

(d)	No litigation: no legal or administrative action involving an Obligor (including action relating to any alleged or actual breach of the ISM Code) has been commenced or taken or, to the Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a Material Adverse Effect;

(e)	Title to Vessels: each Guarantor which has mortgaged a Vessel has good and marketable title to that Vessel free and clear of all Security Interests other than Permitted Security Interests;

(f)	Adequacy of disclosure: the representations and warranties made by each Obligor in connection with any of the transactions contemplated hereby and any other document furnished by any Obligor to any Creditor Party, or in connection with the transactions contemplated hereby are true and correct as of the date hereof. There is no fact which the Borrower has not disclosed to the Agent, in relation to the Obligors, in writing which may have a Material Adverse Effect;

(g)	No rebates, etc.: there is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to an Obligor, the Seller or a third party in connection with the purchase by the relevant Obligor of each Vessel, other than as disclosed to the Lenders in writing on or prior to the date of this Agreement;

(h)	ISM Code compliance: all requirements of the ISM Code as they relate to each Guarantor, the Technical Manager, the Commercial Manager, and each Vessel have been complied with;

(i)	ERISA: each Plan, other than any Multiemployer Plan (and each related trust, insurance contract or fund), is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan, other than any Multiemployer Plan (and each related trust, if any), which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates, no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in an amount material to the Borrower’s operation; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA has failed to meet minimum funding standards within the meaning of such sections of the Code or ERISA, or has applied for or received a variance from minimum funding standards within the meaning of Section 412 of the Code or Section 302 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule VI); neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Borrower or any of its Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Borrower and its Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect; and

(j)	OFAC: it is not a "national" of any "designated foreign country", within the meaning of the Foreign Assets Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or a "specially designated national" listed by the Office of Foreign Assets Control ("OFAC"), the U.S. Department of the Treasury, or any regulations or rulings issued thereunder. Neither the making of the Advance nor the use of the proceeds thereof nor the performance by the Borrower of its obligations under any of the Finance Documents to which it is a party violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

11.3	Reliance on representations and warranties. The Obligors acknowledge that each Creditor Party has expressly entered into this Agreement in reliance on, and upon the condition that there are made, all of the declarations of the Obligors in this Clause 11.

11.4	Repeating representations and warranties. The declarations made by the relevant Obligors in Clause 11.1 and 11.2 shall be deemed to be repeated on each Repayment Date and by reference to the facts and circumstances then existing.

12	UNDERTAKINGS

12.1	General. The Borrower shall undertake with each Creditor Party that, for so long as sums are owing or may be owing under this Agreement or any of the other Finance Documents, and unless the Agent, on the instructions of the Majority Lenders, may otherwise permit, the Borrower shall:

(a)	Financial Statements: arrange for the Agent to receive:

(i)	within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q if the Borrower is required to file such a Quarterly Report) after the end of each of the first three fiscal quarters of each fiscal year (commencing with the second fiscal quarter of 2014), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and (commencing in fiscal year 2014) setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a senior financial officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of Quarterly Reports on Form 10-Q of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this paragraph (b) to the extent such quarterly reports include the information specified herein); provided, that the Borrower shall also deliver financial statements contemplated under this Clause 12.1(a)(i) including Baltic; and

(ii)	within 110 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K if the Borrower is required to file such an Annual Report) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries (which for these purposes shall include Baltic) as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and (commencing in fiscal year 2014) setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries (which for these purposes shall include Baltic) on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of Annual Reports on Form 10-K of the Borrower and its consolidated Subsidiaries (which for these purposes shall include Baltic) shall satisfy the requirements of this paragraph (a) to the extent such Annual Reports include the information specified herein); provided, that the Borrower shall also deliver unaudited financial statements contemplated under this Clause 12.1(a)(ii) excluding Baltic;

(b)	Status and place of business: maintain, and cause each Guarantor to maintain, its respective corporate existence under the laws of the jurisdiction of its incorporation and shall maintain its place of business and keep their corporate documents and records, at the address or addresses stated at the commencement of this Agreement;

(c)	Contents of Financial Statements: the financial statements to be delivered pursuant to Clause 12.1(a) shall:

(i)	be prepared in accordance with all applicable laws and GAAP consistently applied;

(ii)	give a true and fair view of the state of affairs of (x) the Borrower and its consolidated Subsidiaries (including Baltic) at the date of those accounts and of profit for the period to which those accounts relate calculated in accordance with GAAP and (y) the Borrower and its consolidated Subsidiaries (excluding Baltic) at the date of those accounts and of profit for the period to which those accounts relate);

(iii)	fully disclose or provide for all significant liabilities of (x) the Borrower and its consolidated Subsidiaries (including Baltic) calculated in accordance with GAAP and (y) the Borrower and its consolidated Subsidiaries (excluding Baltic); and

(iv)	at the time of the delivery of the financial statements, deliver a compliance certificate of the senior financial officer of the Borrower in the form of Schedule 9 to the effect that, to the best of the Borrower’s knowledge, no Potential Event of Default or Event of Default has occurred and is continuing or, if any Potential Event of Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the financial obligations in Clause 12.2(d) to (f), inclusive, at the end of such fiscal quarter or year, as the case may be;

(d)	Material Adverse Effect: promptly advise the Agent or procure that the Agent is advised of any event or circumstance which, in the reasonable opinion of the Borrower, would be likely to have a Material Adverse Effect;

(e)	Litigation: promptly give written notice to the Agent or procure that written notice is given to the Agent of any litigation or arbitration or administrative or other proceedings before or of any arbitration tribunal court, governmental agency or administrative body affecting any Guarantor or any Vessel (which is in respect of a claim in excess of $2,000,000) or affecting the Borrower (which is in respect of a claim in excess of $10,000,000);

(f)	Compliance with laws: comply with and procure that each Guarantor will comply with the requirements of all laws, rules, regulations, orders and decrees of any administrative, governmental, or judicial authority or other organisation or body, applicable to any Obligor or to the Vessels, the non‑compliance with which could have a Material Adverse Effect;

(g)	Payment of taxes: pay and discharge or procure the payment and discharge of all taxes, assessments and governmental charges (being taxes, assessments or charges related to any Vessel or which, if unpaid, might result in any action being taken relating to any Vessel) imposed on any Obligor by any competent authority on or before the date the same shall become due unless the same are being contested in good faith by due action on the part of the relevant Obligor which do not give rise to any risk of seizure or arrest of any Vessel which the relevant Obligor or the relevant Obligor would be unable to lift or have discontinued promptly following imposition thereof;

(h)	ERISA: as soon as reasonably possible and, in any event, within ten (10) days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Agent, with sufficient copies for each of the Lenders, a certificate of the senior financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that a failure to satisfy minimum funding standards, within the meaning of Section 412 of the Code or Section 302 of ERISA, has occurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required instalment payments) under Section 412 of the Code or Section 302 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a material liability for the Borrower or any of its Subsidiaries; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Borrower or any of its Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan;

upon request, the Borrower will deliver to the Agent with sufficient copies to the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.  In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable;

(i)	Know your client: upon the Agent’s request, promptly supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent in order for each Lender to carry out and be satisfied with the results of all necessary "know your client" or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents and to the identity of any parties to the Finance Documents (other than the Lenders) and their directors and officers; and

(j)	OFAC: shall to the best of its knowledge and ability:

(i)	ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any Subsidiary thereof is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC or included in any Executive Orders;

(ii)	comply, and cause each of its Subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended;

(iii)	not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto; and

(k)	Vessel Documents: provide, to the Security Trustee’s reasonable satisfaction, evidence of (i) the release or termination or discharge of all liens granted to, created or purported to be created under the Second Security Documents, (ii) the registration of the Mortgage Amendments and (iii) no further Security Interests (other than Permitted Encumbrances) being registered against the Vessels other than the Mortgages within 30 days after the Amendment and Restatement Effective Date.

12.2	Negative Undertakings. The Borrower further undertakes with each Creditor Party that, for so long as sums are owing or may be owing under this Agreement or any other Finance Document, and unless otherwise expressly permitted by the Majority Lenders, the Borrower shall:

(a)	No amendment to any Transaction Document: not agree and procure that the Guarantors do not agree to any material amendment or supplement to, or waive or fail to enforce, any Transaction Document to which any Obligor is a party;

(b)	No disposal of the Vessels: subject to Clause 5.12, and except pursuant to the relevant Finance Documents, not make and procure that the Guarantors shall not make any act of disposal of any nature whatever of any of the Vessels, whether gratuitous or otherwise, or enter into any commitment to third parties affecting the ownership of any Vessel (unless the effectiveness of such commitment is itself expressed to be conditional upon the prior mandatory prepayment of the relevant Loan pursuant to Clauses 5.8 (a) and 5.9);

(c)	No change in Technical Manager or Commercial Manager: not change and shall procure that there is no change to, the Technical Manager or the Commercial Manager without the prior written consent of the Agent, acting upon instruction of the Majority Lenders (with such consent not to be unreasonably withheld);

(d)	Maximum Leverage Ratio: not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower ended on or after the Amendment and Restatement Effective Date, to be greater than 5.50:1.00; provided that such requirement shall not apply during the Financial Covenant Holiday; and provided further that, if, under the DB Credit Facility or any Additional Facility (a) the maximum “Leverage Ratio” (or equivalent ratio) covenant is at any time set at a level less than 5.50:1.00, the “Maximum Leverage Ratio” covenant level hereunder shall be automatically amended to mean such lower ratio and (b) if, in the Agent’s reasonable discretion, the definition of “Leverage Ratio” (or equivalent term) is defined more favourably to any lender under the DB Credit Facility or any Additional Facility, the definition of “Leverage Ratio” hereunder shall be automatically amended to mean such more favourable ratio.

(e)	Minimum Consolidated Interest Coverage Ratio: not permit the Consolidated Interest Coverage Ratio on the last day of any fiscal quarter of the Borrower ended on or after the Amendment and Restatement Effective Date, to be less than 2.00:1.00; provided that such requirement shall not apply during the Financial Covenant Holiday; and provided further that, if, under the DB Credit Facility or any Additional Facility (a) the minimum “Consolidated Interest Coverage Ratio” (or equivalent ratio) covenant is at any time set at a level greater than 2.00:1.00, the “Minimum Consolidated Interest Coverage Ratio” covenant level hereunder shall be automatically amended to mean such higher ratio and (b) if, in the Agent’s reasonable discretion, the definitions of “Consolidated EBITDA” or “Consolidated Interest Expense” (or equivalent terms) are defined more favourably to any lender under the DB Credit Facility or any Additional Facility, the respective definitions of “Consolidated EBITDA” and “Consolidated Interest Expense” hereunder shall be automatically amended to mean such more favourable terms.

(f)	Consolidated Net Worth: not permit its Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth; provided that such requirement shall not apply during the Financial Covenant Holiday; and provided further that, if, under the DB Credit Facility or any Additional Facility, in the Agent’s reasonable discretion, the definition of “Minimum Consolidated Net Worth” (or equivalent term) is defined more favourably to any lender under the DB Credit Facility or any Additional Facility, the definition of “Minimum Consolidated Net Worth” hereunder shall be automatically amended to mean such more favourable term.

(g)	Dividends: not, and will not permit any of the Guarantors to, authorize, declare or pay any Dividends with respect to the Borrower or any of the Guarantors, except that, after the Financial Covenant Holiday, other than with respect to clauses (i) and (iv) below, which shall be allowed at all times:

(i)	(x) any Subsidiary (including Baltic) of the Borrower which is not a Guarantor may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower (including Baltic), (y) any Guarantor may pay Dividends to the Borrower or any other Guarantor and (z) if the respective Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, such Subsidiary (including Baltic) may pay cash dividends to its shareholders generally so long as the Borrower and/or its respective Subsidiaries which own equity interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

(ii)	so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Borrower may make, pay or declare cash Dividends; provided that, for all Dividends paid pursuant to this clause (ii), (A) Dividends shall be paid within 90 days of the declaration thereof; (B) Dividends paid in respect of a fiscal quarter shall only be paid after the date of delivery of quarterly or annual financial statements for such fiscal quarter, pursuant to Clause 12.1(a) and on or prior to 45 days after the last day of the immediately succeeding fiscal quarter, (C) no Potential Event of Default or Event of Default has occurred and is continuing at the time of declaration, (D) no Potential Event of Default or Event of Default has occurred and is continuing (or would arise after giving effect thereto) at the time of payment and (E) on or prior to the declaration and payment of a Dividend, the Borrower shall deliver to the Agent an officer’s certificate signed by the senior financial officer of the Borrower certifying that the requirements set forth in this clause (ii) are satisfied;

(iii)	so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Borrower may purchase or redeem shares of common stock in the Borrower in market purchases under Rule 10b-18 or other purchases approved by the Borrower’s board of directors, any committee thereof or any authorized officer for the immediately preceding fiscal quarter; provided that, (A) no Potential Event of Default or Event of Default has occurred and is continuing at the time of any such purchases, (B) no Potential Event of Default or Event of Default would arise after giving effect to any such purchases and (C) the Borrower in the exercise of its rights under this Clause 12.2 shall not be permitted to purchase or redeem shares beneficially owned directly or indirectly by Peter Georgiopoulos; and

(iv)	the Borrower may authorize, declare and distribute a dividend of Rights (as such term is defined and which are convertible into other securities as set forth in the Shareholder Rights Agreement) as contemplated by the Shareholder Rights Agreement.

(h)	Indebtedness. not, and will not permit any of the Guarantors to, contract, create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness incurred pursuant to this Agreement and the other Finance Documents) except:

(i)	the Borrower may incur Indebtedness so long as no Potential Event of Default or Event of Default has occurred and is continuing, such Indebtedness would not cause any Potential Event of Default or Event of Default, either on a pro forma basis to include earnings that would have resulted from such Indebtedness for the most recently ended Test Period reported to the Agent, or on a projected basis for the one year period following such incurrence, with each of the covenants set forth in Clause 12.2(d)-(f) inclusive;

(ii)	the Borrower may enter into and remain liable under Interest Rate Protection Agreements and Other Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(iii)	Indebtedness of the Borrower arising under the DB Credit Facility and Indebtedness to the extent permitted under 12.2(l); and

(iv)	Indebtedness (other than Financial Indebtedness) of the Guarantors reasonably incurred in the course of operating or chartering a Vessel;

(i)	Advances, Investments and Loans. will not, and will not permit any of the Guarantors to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any Equity Interests, or make any capital contribution to any other Person (each of the foregoing an “Investment” and, collectively, “Investments”) except that the following shall be permitted:

(i)	the Borrower and the Guarantors may acquire and hold accounts receivable owing to any of them;

(ii)	so long as no Event of Default exists or would result therefrom, the Borrower may make loans and advances in the ordinary course of business to its employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

(iii)	the Guarantors may make intercompany loans and advances to the Borrower and between or among one another, and Subsidiaries of the Borrower (including Baltic) other than the Guarantors may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower (including Baltic), provided that any loans or advances to the Borrower or any Guarantors pursuant to this Clause 12.2(i) shall be subordinated to the obligations of the respective Obligor under this Agreement on the following terms:

(A)	Prohibited Payments. Except when an Event of Default has occurred and is continuing, the Guarantor or Subsidiary (the “Subordinated Lender”) which made such loan or advance (the “Subordinated Obligations”) may receive payments on account of the Subordinated Obligations. After the occurrence and during the continuation of an Event of Default, except with the prior written consent of the Security Trustee, the Subordinated Lender shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations;

(B)	Prior Payment of Loan Indebtedness. In the event of the occurrence of any event described in Clause 19.1(f) (Insolvency Proceedings) relating to any Obligor (an “Insolvency Proceeding”), the Subordinated Lender agrees that the Security Trustee and the other Credit Parties shall be entitled to receive payment in full of the

Secured Liabilities (including all interest and expenses accruing after the commencement of any Insolvency Proceeding, whether or not constituting an allowed claim in such proceeding (the “Post Claim Interest”)) before the Subordinated Lender receives payment of any Subordinated Obligations;

(C)	Turn-Over. Upon the occurrence and during the continuation of an Event of Default, the Subordinated Lender shall, if the Security Trustee so requests, collect, enforce and receive payment on account of the Subordinated Obligations as trustee for the Security Trustee and the other Credit Parties and deliver such payments to the Security Trustee on account of the Secured Liabilities (including all Post Claim Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Subordinated Lender under the other provisions of this Agreement;

(D)	Security Trustee’s Authorization. Upon the occurrence and during the continuation of an Event of Default, the Security Trustee is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name and on behalf of the Subordinated Lender, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Secured Liabilities (including any and all Post Claim Interest), and (ii) to require the Subordinated Lender (a) to collect and enforce, and to submit claims in respect of, Subordinated Liabilities and (b) to pay any amounts received on such obligations to the Security Trustee for application to the Secured Liabilities (including any and all Post Claim Interest); and

(E)	Confirmation of Subordination. The Borrower and the Guarantors hereby agree that all existing and future Subordinated Obligations (i) of the Borrower to any Guarantor, and (ii) of one Guarantor to another Guarantor, are hereby subordinated to the obligations of the respective Obligor under this Agreement on the foregoing terms;

(iv)	the Borrower may make Investments in the Guarantors and, so long as no Event of Default exists and is continuing, the Borrower may make Investments in its other Wholly-Owned Subsidiaries (including Baltic) so long as management of the Borrower in good faith believe that, after giving effect to such Investment, the Borrower shall be able to meet its payment obligations in respect of this Agreement;

(v)	so long as no Event of Default exists or could reasonably be expected to result therefrom, the Borrower and its Subsidiaries (other than the Guarantors but including Baltic) may make Investments in joint ventures in the ordinary course of business; and

(vi)	so long as no Event of Default exists or could reasonably be expected to result therefrom, the Borrower and its Subsidiaries (other than the Guarantors but including Baltic) may make Investments in a Person engaged in drybulk shipping operations;

(j)	Transactions with Affiliates. will not, and will not permit any of the Guarantors to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favourable to such Person as would be obtained by such

Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(i)	Dividends may be paid to the extent provided in Clause 12.2(g);

(ii)	loans and other Investments may be made and other transactions may be entered into between the Borrower and its Subsidiaries (including Baltic) to the extent permitted by Clauses 12.2(h) and 12.2(i);

(iii)	the Borrower may pay customary director’s fees;

(iv)	the Borrower and its Subsidiaries (including Baltic) may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(v)	the Borrower and its Subsidiaries (including Baltic) may pay management fees to Wholly-Owned Subsidiaries of the Borrower (including Baltic) in the ordinary course of business; and

(vi)	in the event that the Borrower or any of its Subsidiaries (other than a Guarantor but including Baltic) owns, operates or uses an aircraft for business purposes, the foregoing will not prevent arrangements (and such arrangements shall for this purpose be deemed to be arm’s length arrangements) for use of such aircraft when not required for business purposes by directors or officers of the Borrower so long as such travel is authorized pursuant to the Borrower's applicable policies and such directors or officers either: (i) pay pursuant to a time sharing arrangement, a charter or similar arrangements no less than the incremental out of pocket cost to the Borrower and such Subsidiaries of the use of the aircraft; or (ii) pay or are imputed the applicable standard industry fare level for the flight under Internal Revenue Service regulations, in each case as determined by the Borrower;

(k)	Merger. not sell, transfer or dispose of all or substantially all of its assets whether by one transaction or a series of related transactions and shall not consolidate or merge with any other Person unless (A) at the time of such transaction and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing and (B) the surviving entity in such consolidation or merger shall be the Borrower and the Borrower shall have delivered to the Agent, not less than ten (10) Business Days in advance of such consolidation or merger, an officer’s certificate signed by a senior financial officer of the Borrower, certifying (i) that no Potential Event of Default or Event of Default has occurred and is continuing (or would arise after giving effect to the intended consolidation or merger) and (ii) pro forma financial statements of the Borrower demonstrating the compliance of the Borrower with all covenants under this Agreement after giving effect to such merger or consolidation;

(l)	Vessel Acquisition Indebtedness. not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness in connection with the acquisition of a vessel in excess of 60% of the acquisition cost of such vessel; provided that such requirement shall not apply after the Financial Covenant Holiday;

(m)	Fleet Minimum Liquidity. will maintain, with its Subsidiaries on a consolidated basis, at the end of each fiscal quarter, a minimum free cash amount of seven hundred and fifty thousand Dollars ($750,000) per any vessel owned by the Borrower or a Subsidiary of the Borrower at the end of each fiscal quarter and if the DB Credit Facility or any Additional Facility requires an amount of free cash greater than $750,000 per vessel, this Clause 12.2(m) shall be automatically amended to include such greater amount; and

(n)	Consolidated Indebtedness Limit. not permit, and will procure that its Subsidiaries will not permit, the interest-bearing portion of the Consolidated Indebtedness to exceed 70% of the aggregate amount of the interest-bearing portion of the Consolidated Indebtedness plus Consolidated Net Worth; provided that such requirement shall not apply after the Financial Covenant Holiday; and provided, further, that if, under the DB Credit Facility or any Additional Facility, in the Agent’s reasonable discretion, (a) the maximum level of such ratio (or equivalent term) is less than 70%, the maximum level for such ratio hereunder shall be automatically amended to such lower ratio and (b) if, in the Agent’s reasonable discretion, the definitions of “Consolidated Indebtedness” or “Consolidated Net Worth” (or equivalent terms) are defined more favourably to any lender under the DB Credit Facility or any Additional Facility, the definitions of “Consolidated Indebtedness” or “Consolidated Net Worth” hereunder shall be automatically amended to mean such more favourable terms.

12.3	Title; negative pledge. The Borrower will not and will procure that the Guarantors shall not create or permit to arise any Security Interest (except for Permitted Security Interests) over any Vessel or any other asset of any Guarantor, present or future.

12.4	Information provided to be accurate. The Borrower shall ensure that all financial and other information which is provided in writing by or on behalf of any Obligor under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

12.5	Intentionally omitted.

12.6	Confirmation of no default. The Borrower will, within 2 Business Days after service by the Agent of a written request thereof, serve on the Agent a notice which is signed by the Chief Financial Officer and which states that:

(a)	no Event of Default or Potential Event of Default has occurred; or

(b)	no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given;

the Agent may serve requests under this Clause 12.6 from time to time if asked to do so by any Lender.

12.7	Notification of default. The Borrower will notify the Agent as soon as the Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred;

and will keep the Agent fully up‑to‑date with all developments.

12.8	Provision of further information. The Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information as the Agent or any Lender may (from time to time) reasonably request relating:

(a)	to the Borrower, the Vessels, the Earnings or the Insurances; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document;

which may be requested by the Agent, the Security Trustee or any Lender at any time.

13	CORPORATE UNDERTAKINGS OF THE GUARANTORS

13.1	General. The Guarantors undertake (and the Borrower undertakes to cause each Guarantor to) comply with the following provisions of this Clause 13 at all times during the Security Period.

13.2	Negative undertakings. The Guarantors will not (and the Borrower undertakes to procure that the Guarantors do not):

(a)	carry on any business other than the ownership, chartering and operation of the Vessels;

(b)	pay any Dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital (other than as permitted under clause 12.2(g));

(c)	other than as permitted under Clause 12.2(i), provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in the Guarantor's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected;

or, subject to Clause 12.2(j), enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to any Guarantor than those which it could obtain in a bargain made at arms' length;

(d)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks;

(f)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation;

(g)	make any loans or advances to any person other than in accordance with Clause 12.2(i); or

(h)	except for (i) Financial Indebtedness under this Agreement and the other Transaction Documents to which it is a party, (ii) Financial Indebtedness to the Borrower and any Guarantor permitted under Clause 12.2(i) and (iii) Financial Indebtedness permitted under Clause 12.2(l), not incur or agree to incur or issue any Financial Indebtedness, nor make any commitments, other than Security Interests to be created under such Transaction Documents except, with respect to any Guarantor Financial Indebtedness and liabilities arising in the ordinary course of its ownership and chartering of the Vessel that it owns.

14	INSURANCE UNDERTAKINGS

(a)	General. The Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent (on the instructions of the Majority Lenders) may otherwise permit;

(b)	Maintenance of obligatory insurances. each Mortgaged Vessel shall be kept insured against:

(i)                  fire and usual marine risks (including hull and machinery and excess risks);

(ii)                war risks; and

(iii)               protection and indemnity risks;

(c)	Terms of obligatory insurances. such insurances shall be effected:

(i)	in United States Dollars for the insurances referred to in below;

(ii)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least one hundred and thirty per cent (130%) of the relevant amount of the Loan;

(iii)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market and including freight, demurrage and defence;

(iv)	in relation to protection and indemnity risks for an aggregate amount equal to the highest level of cover afforded by a member of the International Group of Protection and Indemnity Associations;

(v)	on approved terms; and

(vi)	through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations;

(d)	Further protections. in addition to the terms set out in Clause 14(c), the obligatory insurances shall:

(i)	intentionally omitted;

(ii)	name the Security Trustee as sole loss payee with a loss payable clause for endorsement in the form annexed to the General Assignment Deed;

(iii)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall and, to the extent the applicable persons referred to in Clause 14(c)(vi) are willing to agree, be made without set-off, counterclaim or deductions or condition whatsoever;

(iv)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party; and

(v)	provide that the Security Trustee may make proof of loss if the Borrower or a Guarantor fails to do so;

(e)	Renewal of obligatory insurances. in relation to obligatory insurances:

(i)	at least 14 (fourteen) days before the expiry of any obligatory insurances, the Security Trustee shall be notified of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom it is proposed that insurance shall be renewed and of the proposed terms of renewal, and the Majority Lenders’ agreement shall be obtained that such insurances will comply with the requirements of Clause 14(c);

(ii)	no later than 7 days before the expiry of any obligatory insurance, the obligatory insurances shall be renewed, in accordance with the requirements of Clause 14(c); and

(iii)	the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal;

(f)	Copies of policies; letters of undertaking. the Borrower shall procure that each Guarantor shall ensure that all approved brokers provide the Agent with pro-forma copies of all policies relating to the relevant obligatory insurances which they are to effect or renew and of a letter or letters of undertaking addressed to the Security Trustee and in the form customary for the market from time to time;

(g)	Copies of certificates of entry. any protection and indemnity and/or war risks associations in which the Mortgaged Vessels are entered shall provide the Security Trustee with:

(i)	a copy of the certificates of entry for the Mortgaged Vessels;

(ii)	a letter or letters of undertaking addressed to the Security Trustee in such form as is customary for the market from time to time; and

(iii)	to the extent applicable, a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Mortgaged Vessel owned by it;

(h)	Deposit of original policies. all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed;

(i)	Payment of premiums. all premiums or other sums payable in respect of the obligatory insurances shall be paid punctually and that all relevant receipts are produced when so required by the Security Trustee;

(j)	Guarantees. any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect;

(k)	Restrictions on employment. the Mortgaged Vessels shall not be employed or permit to be employed outside the cover provided by any obligatory insurances without first obtaining the consent of the insurers and complying with any requirements (as to extra premiums or otherwise) which the insurers specify;

(l)	Compliance with terms of insurances. no act or thing shall be done or be omitted which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(i)	all necessary action shall be taken and all requirements which may from time to time be applicable to the obligatory insurances shall be complied with (without limiting the obligation contained in Clause 14(c) above) to ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval; and

(ii)	no changes relating to the classification or classification society or manager or operator of each Mortgaged Vessel shall be made unless approved by the underwriters of the obligatory insurances;

(m)	Alteration to terms of insurances. no alteration to the terms of any obligatory insurance shall be made or agreed and no right relating to any obligatory insurance shall be waived, as long as the required minimums are maintained;

(n)	Settlement of claims. without the prior written consent of the Agent, there shall not be any settlement, compromise or abandonment of any claim under any obligatory insurance for Total Loss or for a Major Casualty, and all things necessary shall be done and all documents, evidence and information shall be provided to enable the Security Trustee to collect or recover any moneys which become payable at any time in respect of the obligatory insurances; provided, however, that in the case of a Major Casualty, the Agent shall not unreasonably withhold its consent to any such settlement, compromise or abandonment of any claim;

(o)	Provision of copies of communications. the Security Trustee, at the time of each such communication, shall be provided with copies of all written communications which could be considered material in the context of any Finance Document with:

(i)	the approved brokers;

(ii)	the approved protection and indemnity and/or war risks associations; and

(iii)	the approved insurance companies and/or underwriters;

which relate directly or indirectly to:

(i)	the obligations of the Borrower relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; or

(ii)	any credit arrangements made between the Borrower and any of the persons referred to in paragraphs (i) and/or (ii) above relating wholly or partly to the effecting or maintenance of the obligatory insurances;

(p)	Provision of information. in addition, there shall be provided to the Security Trustee (or any persons which it may designate) any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(i)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; provided always that the Agent shall only require any such report at the time of making the relevant Loan for the Vessel for which such report relates and thereafter if there is a material change to the insurances of a Mortgaged Vessel to those which a report has been previously obtained or prepared; and/or

(ii)	effecting, maintaining or renewing any such insurances as are referred to in Clause 14(q) below or dealing with or considering any matters relating to any such insurances;

and the Borrower shall indemnify the Security Trustee forthwith upon demand, in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (i) above; and

(q)	Mortgagee’s interest. the Agent shall, subject as provided below, be entitled from time to time to effect, maintain, and renew a mortgagee’s interest marine insurance in relation to each Mortgaged Vessel in an amount equal to one hundred and ten per cent (110%) of the relevant Loan on such terms, through such insurers and generally in such manner as the Agent (on the instructions of the Majority Lenders) may from time to time consider appropriate. The Borrower upon demand shall indemnify the Agent fully in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering any matter arising out of any such insurance. It is further agreed that, to the extent any surplus funds remain after applying amounts received in respect of a claim on the mortgagee's interest marine insurance, such surplus funds may be paid to the Borrower or other person entitled to it.

15	SHIP UNDERTAKINGS

General.  The Borrower also undertakes with each Creditor Party to comply with, or cause each Guarantor to comply with, each of the covenants set forth in each of the Mortgages.

16	SECURITY COVER

16.1	Minimum required security cover. The Borrower will not permit the aggregate Appraised Value of all Mortgaged Vessels (plus the value of any additional security provided pursuant to Clause 16.2) at any time to equal less than 130% of the aggregate principal amount of outstanding Loans at such time; provided that a default under this Clause 16.1 shall not constitute an Event of Default if the Borrower complies with Clause 16.2 within the time specified therein (it being understood that any action taken under Clause 16.2 in respect of this proviso shall only be effective to cure such default pursuant to this Clause 16.1 to the extent that no Potential Event of Default or Event of Default exists hereunder immediately after giving effect thereto).

16.2	Provision of additional security; prepayment. If the Agent serves a notice on the Borrower stating that a default exists under Clause 16.1, the Borrower shall, within thirty (30) days after the date on which the Agent's notice is served, either:

(a)	provide, or ensure that a third party provides, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay such part (at least) of the Loans as will eliminate the shortfall.

16.3	Valuation of Vessel. The Appraised Value of a Vessel at any date is that shown by a valuation prepared:

(a)	as at a date not more than 14 days previously;

(b)	by an Approved Appraiser;

(c)	with or without physical inspection of a Vessel (as the Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

16.4	Value of additional vessel security. The net realisable value of any vessel pledged as additional security under Clause 16.2 shall be its Appraised Value.

16.5	Valuations binding. Any valuation under Clause 16.3 or 16.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

16.6	Provision of information. The Borrower shall promptly provide the Agent and any Approved Appraiser with any information which the Agent or the Approved Appraiser may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Majority Lenders (or the expert appointed by them) consider prudent.

16.7	Payment of valuation expenses. Without prejudice to the generality of the Borrower's obligations under Clauses 20 and 21, the Borrower shall, on demand, pay the Agent the reasonable amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all reasonable legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause 16.7.

16.8	Appraisal of the Vessels. The Borrower shall procure, at its own expense, that a valuation of the Vessels in accordance with Clause 16.3 is undertaken on the six month anniversary of the first Drawdown Date and on each six month anniversary thereafter, starting from the date of this Agreement. During any calendar year, the Borrower shall procure one appraisal in addition to those required by the preceding sentence of this Clause 16.8, if the Agent or any Lender in good faith determines that current market or other conditions affecting the value of the Vessels (or any of them) merit the delivery of such appraisal and the Agent so notifies the Borrower. Any additional valuation which the Agent or any Lender requires, shall be undertaken at the Agent's or such Lender’s expense.

16.9	Intentionally omitted.

16.10	Application of prepayment. Clause 5.10 shall apply in relation to any prepayment pursuant to Clause 16.2(b).

17	PAYMENTS AND CALCULATIONS

17.1	Payment on non-Business Day. If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

17.2	Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

17.3            Distribution of payments to Creditor Parties.  Subject to Clauses 17.4, 17.5 and 17.6:

(a)	any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, or the Security Trustee shall be made available by the Agent to that Lender, or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender and or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)	amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

17.4	Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender to pay on demand.

17.5	Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Agent has satisfied itself that it has received that sum.

17.6	Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)	pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

17.7	Agent may assume receipt. Clause 17.6 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

17.8	Agent's memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrower and each Obligor under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Obligor.

17.9	Accounts prima facie evidence. If any accounts maintained under Clause 17.8 show an amount to be owing by the Borrower or an Obligor to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

18	APPLICATION OF RECEIPTS

18.1	Normal order of application. Any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document after service of notice on the Borrower under Clause 19.2 shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)	first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 20 and 21 of this Agreement or by the Borrower or any Obligor under any corresponding or similar provision in any other Finance Document);

(ii)	secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents; and

(iii)	thirdly, in or towards satisfaction pro rata of the Loans;

(b)	SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Obligors and the other Creditor Parties, states in its reasonable opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of sub-paragraph (a); and

(c)	THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.

18.2	Appropriation rights overridden. This Clause 18 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any Obligor provided such variation does not change the overall amount being applied.

19	EVENTS OF DEFAULT AND ACCELERATION

19.1	Events of Default. No Drawing under this Agreement may be requested from the Lenders and the Agent may, and if instructed by the Majority Lenders shall, terminate the Commitments of the Lenders and all of their obligations towards the Borrower and/or require immediate payment of the full amount of the Loan, all accrued interest and all other amounts accrued or owing under or in connection with this Agreement, if any one of the following Events of Default occurs and is continuing:

(a)	Non-payment in respect of repayment of any Loan or payment of interest on any Loan: the Borrower is in default in the repayment of any sum due in respect of any Loan or any part thereof under Clause 5 and/or in respect of any payment of interest due under Clause 6 when and as the same shall become due and payable as therein and herein provided and such default shall continue for five (5) Business Days after the due date;

(b)	Non-payment of other amounts: an Obligor is in default in the payment of any other amounts payable under this Agreement or any other Finance Document and such default shall not have been cured within five (5) Business Days from the receipt of a demand for payment from the Agent;

(c)	Other obligations under this Agreement: any Obligor fails to perform any of its obligations (other than those referred to elsewhere in this Clause 19) under this Agreement and (if such failure is capable of remedy) such failure remains unremedied thirty (30) Business Days after the Borrower has received notice of such failure;

(d)	Other Finance Documents: (i) at any time after the execution and delivery thereof, any of the other Finance Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Security Trustee or the Agent, as applicable, the Security Interests, rights, powers and privileges purported to be created thereby, in favour of the Security Trustee or the Agent, as applicable, superior to and prior to the rights of all third Persons (except in connection with Permitted Security Interests), and subject to no other Security Interests (except Permitted Security Interests), or (ii) following the expiry of any applicable grace period, an “event of default” (as defined in any Mortgage) shall have occurred under any Mortgage, or (iii) any Obligor shall have defaulted in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents (other than the Mortgages) and (in the case of clause (iii) only) (if such default is capable of remedy) such default remains unremedied for ten (10) days after the relevant Obligor has received notice of such default;

(e)	Financial Indebtedness: any of the following occurs in relation to any Financial Indebtedness of any Obligor (in relation to the Borrower only, which Financial Indebtedness exceeds $5,000,000):

(i)	any of its Financial Indebtedness is not paid when due or, if so payable, on demand;

(ii)	any of its Financial Indebtedness becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default;

(iii)	a lease, hire purchase agreement or charter creating any of its Financial Indebtedness is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event;

(iv)	any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any of its Financial Indebtedness ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any of its Financial Indebtedness becomes unenforceable;

(f)	Insolvency proceedings: any of the following occurs in relation to any Obligor:

(i)	it becomes unable to pay its debts as they fall due within the meaning of section 123(1)(e) of the Insolvency Act 1986;

(ii)	a winding-up or administration order is made in any jurisdiction;

(iii)	any administrative or other receiver is appointed over any of its assets;

(iv)	it makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to it, or its members or directors pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of any Obligor other than the Borrower or any Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up;

(v)	a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of any Obligor unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 60 days of the presentation of the petition;

(vi)	any Obligor petitions a court, or presents any proposal for, any form of judicial or non‑judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise;

(vii)	any meeting of the members or directors of any Obligor is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi); or

(viii)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which is similar to any of the foregoing;

(g)	Corporate modification: without the prior consent of the Majority Lenders, there is a merger, splitting-up or dissolution of any Obligor not otherwise permitted under this Agreement, or transfer of the registered office of any Obligor to another country, or a modification of the corporate purpose or the corporate form of any Obligor;

(h)	Incorrect or misleading representation or warranty: any representation, warranty or statement made by, or by an officer of any Obligor in a Finance Document or in a Drawdown Notice or other notice or document relating to a Finance Document shall have been incorrect or misleading when made in any material respect;

(i)	Cessation of business; disposal of assets: any Obligor ceases to carry on business or disposes of all or substantially all of its business, property and/or assets;

(j)	Governmental measures or other impediment: (i) any governmental measure or decision, whether applying generally or solely to an Obligor or any Vessel is taken in the jurisdiction of incorporation of the relevant Obligor or any other country from or through which payments hereunder are made by the relevant Obligor or (ii) any other event occurs in the jurisdiction of the relevant Obligor or any other country from or through which payments hereunder are made by the relevant Obligor which, in either case, might reasonably be expected to impede the performance of this Agreement by any Obligor;

(k)	Illegality: it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for any Obligor to discharge any liability under a Transaction Document or to comply with any other obligation which the Majority Lenders consider material under a Transaction Document; or

(ii)	for the Agent, the Security Trustee or any of the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document;

(l)	Absence of consents: any official consent necessary to enable the relevant Guarantor to own, lease or charter its Vessel or to enable any Obligor to comply with any provision of any Transaction Document which is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled;

(m)	Invalidity, unenforceability of Transaction Documents or Security Interests: any material provision proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Transaction Document proves to have been or becomes invalid or unenforceable;

(n)	Repudiation and rescission of agreements: any party (other than the Agent, the Security Trustee or a Lender) to a Transaction Document (other than the Charters) rescinds or purports to rescind or repudiates or purports to repudiate that Transaction Document or any of the Security Interests or evidences an intention to rescind or repudiate a Transaction Document or any Security Interest or amends a Transaction Document (without the consent of the Majority Lenders) where to do so has or is likely to have a Material Adverse Effect on the interests of the Creditor Parties under the Finance Documents;

(o)	Security imperilled: the security constituted by a Finance Document is in any way imperilled or in jeopardy;

(p)	Early termination of Charter: the early termination of any Charter where no alternative employment for the relevant Vessel is found within 30 days of such termination;

(q)	ERISA. Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of or variance from such standard is sought or granted under Section 412 of the Code or Section 302 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan is not timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or events have happened, or reasonably expected to happen, that will cause it to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower, or any of its Subsidiaries, has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect;

(r)	Insurance: any Insurance is not, or ceases to be, maintained in full force and effect or is unavailable or unobtainable or any of the provisions of paragraphs (b), (c), (d), (e), (i), (j), (k), (l), (m) or (n) of Clause 14 are not complied with; or

(s)	Material adverse change: any event occurs or any other circumstances arise or develop which might in the reasonable opinion of the Majority Lenders, result in a material adverse change in the financial condition of any Obligor.

19.2	Notice of Event of Default or acceleration of the Loan. Notice of any Event of Default and/or acceleration of the Loan shall be given by the Agent to the Borrower in accordance with Clause 27.

19.3	Other action by Agent. The Agent may, and if so instructed by the Majority Lenders shall, take any other action which, as a result of the Event of Default or any notice served under Clause 19.2, any Creditor Party is entitled to take under any Finance Document or any applicable law.

19.4	Other action by Security Trustee. The Security Trustee may, and if so instructed by the Majority Lenders shall, take any other action which, as a result of the Event of Default or any notice served under Clause 19.2, any Creditor Party is entitled to take under any Finance Document or any applicable law.

19.5	Termination of Commitments. On the service of a notice under Clause 19.2, the Commitments and all other obligations of each Lender to the Obligors under this Agreement shall terminate.

19.6	Acceleration of Loan. On the service of a notice under Clause 19.2, the Loans, all accrued interest and all other amounts accrued or owing from the Obligors or any other Obligor under this Agreement and every other Finance Document shall become immediately due and payable, or, as the case may be, payable on demand.

19.7	Delay in exercise of rights. In no event shall any delay in exercising any Creditor Party’s right to require advance repayment be interpreted as a waiver of this right.

19.8	Lenders’ rights unimpaired. Nothing in this Clause 19 shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause 19 is without prejudice to Clause 1.6 (a).

19.9	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrower or any Obligor:

(a)	for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)	as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset.

19.10	Interpretation. In Clause 19.1(e) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(f) “petition” includes an application.

20	FEES AND EXPENSES

20.1            Arrangement fees.  The Borrower shall pay to the Agent:

(a)	on the Amendment and Restatement Effective Date, an arrangement fee of 1.00% of the outstanding principal balance of the Loans on the Amendment and Restatement Effective Date, for distribution among the Lenders pro rata to their Loans;

(b)	intentionally omitted;

(c)	an agency fee in the amount and at the times agreed in the Fee Letter; and

(d)	a structuring fee in the amount and at the time agreed in the Structuring Fee Letter.

20.2	Costs of negotiation, preparation etc. The Borrower shall pay to the Agent on its demand the amount of all reasonable expenses incurred by the Agent or the Security Trustee in connection with:

(a)	the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document; and

(b)	the registration, filing or discharge of the Finance Documents, including without limitation in each case the reasonable fees and expenses of legal advisers and insurance experts of the Agent or the Security Trustee, the cost of registration and discharge of Security Interests.

20.3	Costs of variations, amendments, enforcement etc. The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned, the amount of all reasonable expenses incurred by a Creditor Party in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 16 or any other matter relating to such security; and

(d)	any step taken by the Lender concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose;

there shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4	Extraordinary management time. The Borrower shall pay to the Agent on its demand compensation in respect of the reasonable and documented amount of time which the management of the Agent has spent in connection with a matter covered by Clause 20.3 and which exceeds the amount of time which would ordinarily be spent in the performance of the Agent’s routine functions. Any such compensation shall be based on such reasonable daily or hourly rates as the Agent may notify to the Borrower and is in addition to any fee paid or payable to the Agent.

20.5	Documentary taxes. The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.

21	TAXES; EXPENSES AND INDEMNITIES

21.1	Taxes. All present and/or future taxes, levies and duties whatsoever legally payable in connection with the Borrower’s repayment and interest payment liabilities under this Agreement (other than taxes payable by any Creditor Party on its overall net income) resulting from the signature or performance of this Agreement or any other Finance Document shall be paid by the Borrower.

21.2	No deductions or withholdings; gross-up.

(a)	All repayments of and payments in respect of principal and interest on the Loans, interest on late payments, compensation, costs, fees, expenses and related charges, due in connection with this Agreement or any other Finance Document shall be made:

(i)                  without any form of set-off, cross-claim or condition; and

(ii)	free and clear of any tax deduction except a tax deduction which the Borrower or any Guarantor is required by law to make;

(b)	if the Borrower or any Guarantor is required by law to make a tax deduction from any payment:

(i)	the Borrower or such Guarantor shall notify the Agent as soon as it becomes aware of the requirement;

(ii)	the Borrower or such Guarantor shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(iii)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received;

(c)	within 1 (one) month after making any tax deduction under Clause 21.2(b) the Borrower shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority; and

(d)	in this Clause 21.2 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

21.3	Indemnities regarding borrowing and repayment of the Loan. The Borrower shall fully indemnify each Creditor Party in the manner described in Clause 21.6 on its demand in respect of all claims, costs, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party estimates reasonably and with due diligence that it will incur, subject to them being properly justified by that Creditor Party, as a result of or in connection with:

(a)	any Drawing not being borrowed on the date specified in the relevant Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)	any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid on the amount concerned under Clause 8);

(d)	the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 19; and

(e)	any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.4	Breakage costs. Without limiting its generality, Clause 21.3 covers any claim, cost, liability, expense or loss incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Drawings or any overdue amount).

21.5	Currency indemnity. Dollars shall be the currency of account and of payment of all amounts due hereunder in all events. If any payment is made or received by a Creditor Party, including pursuant to any judgment or order rendered by a competent court or tribunal, in a currency other than Dollars or at a location other than that stipulated herein for payment and such payment after conversion into Dollars and/or transfer to the location stipulated herein for payment does not result in the payment of the amount of Dollars due hereunder, the relevant Creditor Party shall be entitled to demand immediate payment of, and shall have a separate cause of action for, such sums as are necessary exactly to compensate the deficiency and the Borrower shall immediately pay such sums on such demand by the Agent.

21.6	Miscellaneous indemnities. The Borrower shall fully indemnify each Creditor Party (including any officers, employees and agents of such Creditor Party) on its demand in respect of all claims, demands, proceedings, liabilities, taxes (other than taxes on the relevant Creditor Party’s overall net income), losses and expenses of every kind which may be made or brought against, or incurred by, a Creditor Party, in any country, subject to them being properly justified by the relevant Creditor Party, in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party (or any of their respective representatives) under a Finance Document or in connection with the Cases; and

(b)	any other event, matter or question which occurs or arises at any time during the term of this Agreement and which has any connection with, or any bearing on, any Finance Document, any payment or other transaction relating to (i) a Finance Document, (ii) the Cases or (iii) any asset covered (or previously covered) by any security interest created (or intended to be created) by a Finance Document;

without prejudice to its generality, this Clause 21.6 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

22	ILLEGALITY, ETC

22.1	Illegality. This Clause 22 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation;

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2	Notification of illegality. The Agent shall promptly notify the Obligors, the Security Trustee and the other Lenders of the notice under Clause 22.1 which the Agent receives from the Notifying Lender.

22.3	Prepayment; termination of Commitment. On the Agent notifying the Borrower under Clause 22.2, the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender's Contribution in accordance with Clause 5.

22.4	Mitigation. If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Notifying Lender under Clause 22.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition;

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23	INCREASED COSTS

23.1	Increased costs. This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)	the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or

(b)	complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement;

the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

23.2	Meaning of “increased costs”. In this Clause 23, “increased costs” means, in relation to a Notifying Lender:

(a)	an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)	an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 20.5 or by Clause 21 or an item arising directly out of the implementation by the applicable authorities having jurisdiction over the Notifying Lender of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July, 1988 and entitled “International Convergence of Capital Measurement and Capital Structures”, to the extent and according to the timetable provided for in the statement;

for the purposes of this Clause 23.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

23.3	Notification to Borrower of claim for increased costs. The Agent shall promptly notify the Obligors of the notice which the Agent received from the Notifying Lender under Clause 23.1.

23.4	Payment of increased costs. The Borrower shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrower that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

23.5	Notice of prepayment. If the Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 23.4, the Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

23.6	Prepayment; termination of Commitment. A notice under Clause 23.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrower's notice of intended prepayment and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)	on the date specified in its notice of intended prepayment, the Borrower shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

23.7            Application of prepayment.  Clause 5.10 shall apply in relation to the prepayment.

24	SET‑OFF

24.1            Application of credit balances.  Following the occurrence and during the continuation of an Event of Default, each Creditor Party may without prior notice:

(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of any Guarantor at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Guarantor to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of any Guarantor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and/or

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

24.2	Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set‑off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25	TRANSFERS AND CHANGES IN LENDING OFFICES

25.1	Transfer by Borrower. Neither the Borrower nor any Guarantor may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

25.2	Transfer by a Lender. Subject to Clause 25.7, a Lender (the “Transferor Lender”) may at any time, without needing the consent of the Borrower or any Obligor, cause:

(a)	its rights in respect of all or part of its Contribution;

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 6 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender;

however, any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Security Trust Deed.

25.3	Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Obligors, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Obligor letters or faxes notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b).

25.4	Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date provided that it is signed by the Agent under Clause 25.3 on or before that date.

25.5	No transfer without Transfer Certificate. No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Obligor, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

25.6	Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in a successor, the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

25.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the

Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which the Borrower or any Obligor had against the Transferor Lender;

(b)	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)	the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro‑rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)	any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of the Borrower or any Obligor against the Transferor Lender had not existed;

(f)	the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 7.3 and Clause 19, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)	in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount;

the rights and equities of the Borrower or any Obligor referred to above include, but are not limited to, any right of set off and any other kind of cross‑claim.

25.8	Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 23.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days prior notice.

25.9	Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

25.10	Authorisation of Agent to sign Transfer Certificates. The Borrower, the Security Trustee, and each Lender irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

25.11	Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $3,500 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

25.12	Sub-participation; subrogation assignment. A Lender may sub‑participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Obligor, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.13	Disclosure of information. A Lender may disclose to a potential Transferee Lender or sub‑participant any information which the Lender has received in relation to the Borrower, any Guarantor, any Obligor or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.14	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

25.15	Notification. On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

25.16	Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 6 then, unless the Borrower, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrower, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first‑mentioned Reference Bank's appointment shall cease to be effective.

26	VARIATIONS AND WAIVERS

26.1	Variations, waivers etc. by Majority Lenders. Subject to Clause 26.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or telex, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which an Obligor is a party, by that Obligor.

26.2	Variations, waivers etc. requiring agreement of all Lenders. However, as regards the following, Clause 26.1 applies as if the words “by the Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender”:

(a)	a change in the Margin or in the definition of LIBOR;

(b)	a change to the date for, the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	a change to any Lender's Commitment;

(d)	an extension of Availability Period;

(e)	a change to the definition of “Majority Lenders” or “Finance Documents”;

(f)	a change to the preamble;

(g)	a change to this Clause 26;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

26.3	Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 26.1 and 26.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document;

(b)	an Event of Default;

(c)	a breach by the Borrower or an Obligor of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27	NOTICES

27.1	General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter, fax or telex; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

27.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrower:	c/o Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor,
New York, New York 10171
Fax No:+ 1 646 443 8551

(b)	to a Lender:	At the address below its name in Schedule 1
or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent:	CA-CIB,
9 quai du Président Paul Doumer,
92920 Paris,
La Défense Cedex, France,
Fax: (+33) 1 41 89 29 87
Attn: Shipping Department

	Copy to:	CA-CIB, New York Ship Finance,
1301 Avenue of the Americas,
New York, NY 10019
Attn: Jerome Duval (jerome.duval@ca-cib.com)
Michael Choina (michael.choina@ca-cib.com)

(d)	to the Security Trustee:	CA-CIB,
9 quai du Président Paul Doumer,
92920 Paris, La Défense Cedex,
France,
Fax: (+33) 1 41 89 29 87,
Attn: Shipping Department,

	Copy to:	CA-CIB, New York Ship Finance,
1301 Avenue of the Americas,
New York, NY 10019
Attn: Jerome Duval (jerome.duval@ca-cib.com)
Michael Choina (michael.choina@ca-cib.com)

(e)	to any Guarantor	c/o Genco Shipping & Trading Limited
299 Park Avenue, 20th Floor,
New York, New York 10171,
United States
Fax No:+ 1646 443 8551

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Obligors and the Lenders.

27.3            Effective date of notices.  Subject to Clauses 27.4 and 27.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and

(b)	a notice which is sent by telex or fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

27.4	Service outside business hours. However, if under Clause 27.3 a notice would be deemed to be served:

(a)	on a day which is not a Business Day in the place of receipt; or

(b)	on such a Business Day, but after 5 p.m. local time;

the notice shall (subject to Clause 27.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is a Business Day.

27.5	Illegible notices. Clauses 27.3 and 27.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

27.6	Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

27.7	English language. Any notice under or in connection with a Finance Document shall be in English.

27.8	Meaning of “notice”. In this Clause 27, “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28	SUPPLEMENTAL

28.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

28.2	Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

28.3            Counterparts.  A Finance Document may be executed in any number of counterparts.

28.4	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

28.5	Effectiveness. This amendment and restatement of the Prepetition Loan Agreement shall become effective on the date (the “Amendment and Restatement Effective Date”) on which the conditions set forth in Clause 4.1 shall all be either satisfied or waived and the Borrower, the Agent, the Security Trustee, each of the Lenders who are party to the Prepetition Loan Agreement on the Amendment and Restatement Effective Date and each Obligor shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent in accordance with Clause 27. The Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Amendment and Restatement Effective Date.

28.6	USA PATRIOT Act Notice. Each Lender hereby notifies each Creditor Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Creditor Party, which information includes the name of each Creditor Party and other information that will allow such Lender to identify each Creditor Party in accordance with the PATRIOT Act, and each Creditor Party agrees to provide such information from time to time to any Lender.

29	LAW AND JURISDICTION

29.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

29.2	Exclusive English jurisdiction. Subject to Clause 29.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

29.3	Choice of forum for the exclusive benefit of Creditor Parties. Clause 29.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the rights:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England;

the Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

29.4	Process agent. The Borrower and each Guarantor irrevocably appoints WFW Legal Services Limited at its registered office for the time being, presently at 15 Appold Street, London EC2A 2HB, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

29.5	Creditor Party rights unaffected. Nothing in this Clause 29 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

29.6	Meaning of “proceedings”. In this Clause 29, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Tranche A Commitment	Tranche B Commitment	Tranche C Commitment	Tranche D Commitment	Tranche E Commitment
Crédit Agricole Corporate and Investment Bank 9 quai du Président Paul Doumer 92920 Paris La Défense France	Paris	6,666,666.68	6,666,666.68	6,666,666.68	6,666,666.68	6,666,666.68
Crédit Industriel et Commercial 520 Madison Avenue, New York, NY 10022	New York	6,666,666.66	6,666,666.66	6,666,666.66	6,666,666.66	6,666,666.66
Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8 SE-106 40 Stockholm	Stockholm	6,666,666.66	6,666,666.66	6,666,666.66	6,666,666.66	6,666,666.66

SCHEDULE 2

GUARANTORS

(1) Genco Bay Limited,  a company incorporated in the Marshall Islands whose registered office is at trust company complex, Ajeltake road, Ajeltake island, P.O. Box 1405, Majuro, Marshall Islands MH96960, Guarantor in respect of  Vessel A, Genco Bay;

(2) Genco Ocean Limited,  a company incorporated in the Marshall Islands whose registered office is at trust company complex, Ajeltake road, Ajeltake island, P.O. Box 1405, Majuro, Marshall Islands MH96960, Guarantor in respect of  Vessel B, Genco Ocean;

(3) Genco Avra Limited, a company incorporated in the Marshall Islands whose registered office is at trust company complex, Ajeltake road, Ajeltake island, P.O. Box 1405, Majuro, Marshall Islands MH96960, Guarantor in respect of  Vessel C, Genco Avra;

(4) Genco Mare Limited, a company incorporated in the Marshall Islands whose registered office is at trust company complex, Ajeltake road, Ajeltake island, P.O. Box 1405, Majuro, Marshall Islands MH96960, Guarantor in respect of  Vessel D, Genco Mare; and

(5) Genco Spirit Limited,  a company incorporated in the Marshall Islands whose registered office is at trust company complex, Ajeltake road, Ajeltake island, P.O. Box 1405, Majuro, Marshall Islands MH96960, Guarantor in respect of  Vessel E, Genco Spirit.

SCHEDULE 3

FORM OF DRAWDOWN NOTICE
To:              Crédit Agricole Corporate and Investment Bank
9 quai du Président Paul Doumer
92920 Paris La Défense
France

Attention:
Reference:                          [•]

cc:               Crédit Agricole Corporate and Investment Bank
Broadwalk House
5 Appold Street
London EC2A 2DA
England

Attention:
Reference: [•]
[Date]

DRAWDOWN NOTICE

1	We refer to the amended and restated loan agreement (the “Loan Agreement”) dated July 9, 2014 and made between, among others, ourselves as the Borrower, the Guarantors (listed in Schedule 2 therein), Crédit Agricole Corporate and Investment Bank, Agent and Security Trustee and the banks and financial institutions listed therein as Lenders in connection with a loan facility in the maximum amount of US $100,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow a Drawing as follows:

(a)	Tranche: [●]

(b)	Amount: US$ [●];

(c)	Vessel: [●];

(d)	Guarantor: [●]

(e)	Drawdown Date: [●];

(f)	Duration of the first Interest Period shall be [●] months;

(g)	Payment instructions: [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 11 which are repeated pursuant to Clause 11.4 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Drawing.

4	This notice cannot be revoked.

for and on behalf of
Genco Shipping & Trading Limited

SCHEDULE 4

[INTENTIONALLY OMITTED.]

SCHEDULE 5

LOAN REPAYMENT

Part A (Repayment of Tranche A)

	Tranche A - Genco Bay
	Calendar Quarter	Outstanding	Repayment
2/18/2014	0	$13,852,347
6/30/2014	1	$13,467,732	$384,615
9/30/2014	2	$13,083,117	$384,615
12/31/2014	3	$12,698,502	$384,615
3/31/2015	4	$12,313,887	$384,615
6/30/2015	5	$11,929,272	$384,615
9/30/2015	6	$11,544,657	$384,615
12/31/2015	7	$11,160,042	$384,615
3/31/2016	8	$10,775,427	$384,615
6/30/2016	9	$10,390,812	$384,615
9/30/2016	10	$10,006,197	$384,615
12/31/2016	11	$9,621,582	$384,615
3/31/2017	12	$9,236,967	$384,615
6/30/2017	13	$8,852,352	$384,615
9/30/2017	14	$8,467,737	$384,615
12/31/2017	15	$8,083,122	$384,615
3/31/2018	16	$7,698,507	$384,615
6/30/2018	17	$7,313,892	$384,615
9/30/2018	18	$6,929,277	$384,615
12/31/2018	19	$6,544,662	$384,615
3/31/2019	20	$6,160,047	$384,615
6/30/2019	21	$5,775,432	$384,615
8/31/2019	22	$0	$5,775,432

Part B (Repayment of Tranche B)

	Tranche B - Genco Ocean
	Calendar Quarter	Outstanding	Repayment
2/18/2014	0	$13,827,263
6/30/2014	1	$13,442,648	$384,615
9/30/2014	2	$13,058,033	$384,615
12/31/2014	3	$12,673,418	$384,615
3/31/2015	4	$12,288,803	$384,615
6/30/2015	5	$11,904,188	$384,615
9/30/2015	6	$11,519,573	$384,615
12/31/2015	7	$11,134,958	$384,615
3/31/2016	8	$10,750,343	$384,615
6/30/2016	9	$10,365,728	$384,615
9/30/2016	10	$9,981,113	$384,615
12/31/2016	11	$9,596,498	$384,615
3/31/2017	12	$9,211,883	$384,615
6/30/2017	13	$8,827,268	$384,615
9/30/2017	14	$8,442,653	$384,615
12/31/2017	15	$8,058,038	$384,615
3/31/2018	16	$7,673,423	$384,615
6/30/2018	17	$7,288,808	$384,615
9/30/2018	18	$6,904,193	$384,615
12/31/2018	19	$6,519,578	$384,615
3/31/2019	20	$6,134,963	$384,615
6/30/2019	21	$5,750,348	$384,615
8/31/2019	22	$0	$5,750,348

Part C (Repayment of Tranche C)

	Tranche C - Genco Avra
	Calendar Quarter	Outstanding	Repayment
2/18/2014	0	$14,945,228
6/30/2014	1	$14,560,613	$384,615
9/30/2014	2	$14,175,998	$384,615
12/31/2014	3	$13,791,383	$384,615
3/31/2015	4	$13,406,768	$384,615
6/30/2015	5	$13,022,153	$384,615
9/30/2015	6	$12,637,538	$384,615
12/31/2015	7	$12,252,923	$384,615
3/31/2016	8	$11,868,308	$384,615
6/30/2016	9	$11,483,693	$384,615
9/30/2016	10	$11,099,078	$384,615
12/31/2016	11	$10,714,463	$384,615
3/31/2017	12	$10,329,848	$384,615
6/30/2017	13	$9,945,233	$384,615
9/30/2017	14	$9,560,618	$384,615
12/31/2017	15	$9,176,003	$384,615
3/31/2018	16	$8,791,388	$384,615
6/30/2018	17	$8,406,773	$384,615
9/30/2018	18	$8,022,158	$384,615
12/31/2018	19	$7,637,543	$384,615
3/31/2019	20	$7,252,928	$384,615
6/30/2019	21	$6,868,313	$384,615
8/31/2019	22	$0	$6,868,313

Part D (Repayment of Tranche D)

	Tranche D - Genco Mare
	Calendar Quarter	Outstanding	Repayment
2/18/2014	0	$15,227,763
6/30/2014	1	$14,843,148	$384,615
9/30/2014	2	$14,458,533	$384,615
12/31/2014	3	$14,073,918	$384,615
3/31/2015	4	$13,689,303	$384,615
6/30/2015	5	$13,304,688	$384,615
9/30/2015	6	$12,920,073	$384,615
12/31/2015	7	$12,535,458	$384,615
3/31/2016	8	$12,150,843	$384,615
6/30/2016	9	$11,766,228	$384,615
9/30/2016	10	$11,381,613	$384,615
12/31/2016	11	$10,996,998	$384,615
3/31/2017	12	$10,612,383	$384,615
6/30/2017	13	$10,227,768	$384,615
9/30/2017	14	$9,843,153	$384,615
12/31/2017	15	$9,458,538	$384,615
3/31/2018	16	$9,073,923	$384,615
6/30/2018	17	$8,689,308	$384,615
9/30/2018	18	$8,304,693	$384,615
12/31/2018	19	$7,920,078	$384,615
3/31/2019	20	$7,535,463	$384,615
6/30/2019	21	$7,150,848	$384,615
8/31/2019	22	$0	$7,150,848

Part E (Repayment of Tranche E)

	Tranche E - Genco Spirit
	Calendar Quarter	Outstanding	Repayment
2/18/2014	0	$15,708,532
6/30/2014	1	$15,323,917	$384,615
9/30/2014	2	$14,939,302	$384,615
12/31/2014	3	$14,554,687	$384,615
3/31/2015	4	$14,170,072	$384,615
6/30/2015	5	$13,785,457	$384,615
9/30/2015	6	$13,400,842	$384,615
12/31/2015	7	$13,016,227	$384,615
3/31/2016	8	$12,631,612	$384,615
6/30/2016	9	$12,246,997	$384,615
9/30/2016	10	$11,862,382	$384,615
12/31/2016	11	$11,477,767	$384,615
3/31/2017	12	$11,093,152	$384,615
6/30/2017	13	$10,708,537	$384,615
9/30/2017	14	$10,323,922	$384,615
12/31/2017	15	$9,939,307	$384,615
3/31/2018	16	$9,554,692	$384,615
6/30/2018	17	$9,170,077	$384,615
9/30/2018	18	$8,785,462	$384,615
12/31/2018	19	$8,400,847	$384,615
3/31/2019	20	$8,016,232	$384,615
6/30/2019	21	$7,631,617	$384,615
8/31/2019	22	$0	$7,631,617

SCHEDULE 6

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	[ Name of Agent] for itself and for and on behalf of the Borrower, [each Obligor], the Security Trustee and each Lender as defined in the Loan Agreement referred to below.

1                    This Certificate relates to an Amended and Restated  Loan Agreement (“the “Agreement”) dated [●] and made between (1) [●] (the “Borrower”), (2) the banks and financial institutions named therein as Lenders, (3) the Companies named therein as Guarantors, (4) [●] as Agent and (5) [●] as Security Trustee for a loan facility of up to $100,000,000.

2	In this Certificate, terms defined in the Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:

“Relevant Parties” means the Agent, the Borrower, the Guarantors, the Security Trustee and each Lender;

“Transferor” means [full name] of [lending office];

“Transferee” means [full name] of [lending office].

3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4	[The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5	[By virtue of this Certificate and Clause 25 of the Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

6	The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 25 of the Agreement provides will become binding on it upon this Certificate taking effect.

7	The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 25 of the Agreement.

8            The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)	undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

9                   The Transferee:

(a)	confirms that it has received a copy of the Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee or any Lender in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	the Borrower or any Obligor fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)	it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrower or any Obligor under any of the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferee;

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10	The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

11	The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 9 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]	[Name of Transferee]

By:	By:

Date:	Date:

AGENT

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person
(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note:	This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 7
MANDATORY COSTS

12	The Mandatory Cost is an addition to the interest rate to compensate the Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

13	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

14	The Additional Cost Rate for any Lender lending from an office in the euro-zone will be the percentage notified by that Lender to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in the Loan) of complying with the minimum reserve requirements of the European Central Bank as a result of participating in the Loan from that office.

15	The Additional Cost Rate for any Lender lending from an office in the United Kingdom will be calculated by the Agent as follows:

(a)	where the Loan is denominated in sterling:

BY + S(Y - Z) + F x 0.01 per cent per annum
           100 - (B + S)

(b)	where the Loan is denominated in any currency other than sterling:

F x 0.01 per cent per annum
300

where:

B	is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

Y	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an overdue amount, the additional rate of interest specified in Clause 8 (Default interest)) payable for the relevant Interest Period on the Loan;

S	is the percentage (if any) of eligible liabilities which that Lender is required from time to time to maintain as interest bearing special deposits with the Bank of England;

Z	is the interest rate per annum payable by the Bank of England to that Lender on special deposits; and

F	is the charge payable by that Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations or the equivalent provisions in any replacement regulations (with, for this purpose, the figure for the minimum amount in paragraph 2.02b or such equivalent provision deemed to be zero), expressed in pounds per £1 million of the fee base of that Lender.

16	For the purpose of this Schedule:

(a)	"eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England;

(b)	"fee base" has the meaning given to it in the Fees Regulations;

(c)	"Fees Regulations" means the regulations governing periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

17	In the application of the formula B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5. x 15. Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

18	If a Lender does not supply the information required by the Agent to determine its Additional Cost Rate when requested to do so, the applicable Mandatory Cost shall be determined on the basis of the information supplied by the remaining Lenders.

19	If a change in circumstances has rendered, or will render, the formula inappropriate, the Agent shall notify the Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on the Borrower.

SCHEDULE 8

FORM OF MORTGAGE

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you on behalf of the Company (as hereinafter defined) pursuant to Clause 12.1(c)(iv) of the Loan Agreement, dated July 9, 2014 (as amended, supplemented, restated or modified from time to time, the “Loan Agreement”), among Genco Shipping & Trading Limited, a corporation organized under the laws of the Marshall Islands (the “Company”), the Guarantors listed on Schedule 2 thereto, the Lenders from time to time party thereto, and Crédit Agricole Corporate and Investment, as Agent and Security Trustee. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

20	I am the duly elected, qualified and acting Chief Financial Officer of the Company.

21	I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

22	I have reviewed the terms of the Loan Agreement and the other Finance Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). The Financial Statements have been prepared in accordance with the requirements of the Loan Agreement.

23	Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

24	On the date hereof, the representations and warranties contained in the Loan Agreement and in the other Finance Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

25	[On the date hereof, no Default or Event of Default has occurred and is continuing.][1]

1 If any Default or Event of Default exists, include a description thereof, specifying the nature and extent thereof (in reasonable detail).

ANNEX I to
Compliance Certificate

IN WITNESS WHEREOF, I have executed this Certificate on behalf of the Company this ____ day of [DATE], 201__.

GENCO SHIPPING & TRADING LIMITED

By

CONSOLIDATED FINANCIAL STATEMENTS

ANNEX 2 to
Compliance Certificate

COMPLIANCE WORKSHEET

The calculations described herein are as of ______________ (the “Computation Date”) and pertains to the period from ____________ to ______________ (the “Test Period”).

Part A. Consolidated Interest Coverage Ratio

1.	Consolidated Net Income Attributable to the Company for the Test Period.	$		Waived as per Amendment and Supplement No.2

2.	Provisions for taxes based on income for the Test Period.	$

3.	Consolidated interest expense for the Test Period.	$

4.	Amortization or write off of deferred financing costs to the extent deducted in determining Consolidated Net Income for the Test Period.		$4.	Amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income for the Test Period.	$

5.	Depreciation expense of the Company and its Subsidiaries for the Test Period	$

6.	Amortization expense (including non-cash management incentive compensation) of the Company and its Subsidiaries for the Test Period.		$5.	Amortization expense of the Company and its Subsidiaries for the Test Period.	$

7.	Cash restructuring charges in connection with the Cases and the Plan of Reorganization	$

8.	Losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses for the Test Period. – Non-Cash Losses	$

9.	Gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains for the Test Period.	$

10.	(Gains)/Losses from Interest Rate Protection Agreements and other Hedging Agreements	$

11.	Consolidated EBITDA (sum of Items 1 through 8, and 10 minus Item 9).	$

12.	Consolidated Interest Expense for the four immediately preceding fiscal quarters.	$

13.	Consolidated Interest Coverage Ratio (Item 11:Item 12).

14.	Minimum Interest Coverage Ratio on the Computation Date.

Part B. Maximum Leverage Ratio

1.	Average Consolidated Net Indebtedness(*) on the Computation Date.	$

2.	Consolidated EBITDA on the Computation Date.	$

3.	Leverage Ratio (Item 1:Item 2) on the Computation Date.

4.	Maximum Leverage Ratio pursuant to Clause 12.2(d) of the Loan Agreement:

(*) In calculating the amount of Average Consolidated Net Indebtedness, the Borrower used the aggregate stated balance sheet amount of convertible Indebtedness as determined in accordance with GAAP.  The parenthetical in the definition of Consolidated Indebtedness refers to “all loans,” which the Borrower understands to refer to “Loans” as defined in the Facility.  This is consistent with the terms of the DB Credit Facility (the corresponding language under each of which refers only to loans under those respective Facilities) and with the intention of the parties to the Loan Agreement that the financial covenants would be identical in the Loan Agreement and the DB Credit Facility.

Part C.  Security Cover

1.	Aggregate principal amount of outstanding Loans on the Computation Date.	$

2.	Aggregate Appraised Value on the Computation Date.	$

3.	Minimum permitted Aggregate Appraised Value (Item 1 multiplied by 1.30).	$

Part D.  Minimum Consolidated Net Worth

1.
Consolidated Net Worth on the Computation Date, must be greater than 75% of the Post-Reorganization Equity Value of the Company plus 50% of the net proceeds received by the Company as a result of any new Equity Interests issued by the Company after the Amendment and Restatement Effective Date, as required pursuant to Clause 12.2(f) of the Loan Agreement.
$

Part E. Ratio of interest-bearing Consolidated Indebtedness to the aggregate of interest-bearing Consolidated Indebtedness plus Consolidated Net Worth (as defined below)

1.	Amount of interest-bearing Consolidated Indebtedness	$

2.
Consolidated Net Worth (whereby the Consolidated Net Worth includes its Subsidiaries (including the Company’s investment in Baltic Trading Limited) determined on a consolidated basis in accordance to GAAP without any deduction for minority interests in Subsidiaries) and as amended through the Test Period.
$

3.
Amount of interest-bearing Consolidated Indebtedness plus Consolidated Net Worth (whereby the Consolidated Net Worth includes its Subsidiaries (including the Company’s investment in Baltic Trading Limited) determined on a consolidated basis in accordance to GAAP without any deduction for minority interests in Subsidiaries) (1. Plus 2.).
$

4.	Ratio of interest-bearing Consolidated Indebtedness to the aggregate of interest-bearing Consolidated Indebtedness plus Consolidated Net Worth (1. divided by 3.)

5.	Requirement - Ratio of interest-bearing Consolidated Indebtedness to the aggregate of interest-bearing Consolidated Indebtedness plus Consolidated Net Worth cannot exceed 70%

EXECUTION PAGE[S]

BORROWER

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO SHIPPING		)
& TRADING LIMITED		)	Chief Financial Officer, Principal Accounting Officer and Secretary
)
in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

GUARANTORS

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO BAY LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO OCEAN LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

[Amended and Restated Loan Agreement Signature Page]

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO AVRA LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO MARE LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of
Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

SIGNED by		)	/s/ John C. Wobensmith
for and on behalf of		)	John C. Wobensmith
GENCO SPIRIT LIMITED		)
		)	Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer
in the presence of		)

in the presence of

Witness:	/s/ Alexander Traum

Name: Alexander Traum

Address: 1177 Avenue of the Americas, New York, NY 10036

[Amended and Restated Loan Agreement Signature Page]

LENDERS

SIGNED by for and on behalf of		)	/s/ Michael Choina	/s/ Jerome Duval
CRÉDIT AGRICOLE CORPORATE		)	Michael Choina	Jerome Duval
AND INVESTMENT BANK		)	Director	Managing Direcor
)

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

SIGNED by for and on behalf of	)	/s/ Andrew McKuin	/s/ Adrienne Molloy
Crédit Industriel	)	Andrew McKuin	Adrienne Molloy
et Commercial	)	Vice President	Vice President
)

in the presence of	)
Witness:		/s/ Maria Kaczorowski	/s/ Maria Kaczorowski
Name:		Maria Kaczorowski	Maria Kaczorowski
Address:		520 Madison Avenue New York, NY 10022	520 Madison Avenue New York, NY 10022

SIGNED by for and on behalf of		)	/s/ Micael Ljungren	/s/ Jan Dahlén
Skandinaviska Enskilda		)	Michael Ljunggren	Jan Dajlén
Banken AB (publ))
)

in the presence of		)
Witness:	/s/ Anne Geelmuyden
Name: Anne Geelmuyden
Address: Storgatan 11, 11444 Stockholm

[Amended and Restated Loan Agreement Signature Page]

AGENT

SIGNED by for and on behalf of		)	/s/ Michael Choina
CRÉDIT AGRICOLE AND INVESTMENT		)	Michael Choina
BANK INVESTMENT BANK		)	Director
)

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

in the presence of		)	/s/ Jerome Duval
Witness:	/s/ Thomas Bullock		Jerome Duval
Name: Thomas Bullock			Managing Director
Address: 51 West 52nd Street New York, NY 10019

SECURITY TRUSTEE

SIGNED by for and on behalf of		)	/s/ Michael Choina	/s/ Jerome Duval
CRÉDIT AGRICOLE CORPORATE AND		)	Michael Choina	Jerome Duval
INVESTMENT BANK		)	Director	Managing Direcor
)

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

in the presence of		)
Witness:	/s/ Thomas Bullock
Name: Thomas Bullock
Address: 51 West 52nd Street New York, NY 10019

[Amended and Restated Loan Agreement Signature Page]